Exhibit 10.1
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.
LICENSE AGREEMENT

by and between

BLACK DIAMOND THERAPEUTICS, INC.

and

SERVIER PHARMACEUTICALS LLC

March 18, 2025
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ACTIVE/137201408.8

LICENSE AGREEMENT
This LICENSE AGREEMENT (the “Agreement”) is entered into on March 18, 2025 (the “Effective Date”), by and among Black Diamond Therapeutics, Inc. a company organized under the laws of Delaware, having its principal place of business at One Main Street, 14th Floor, Cambridge, Massachusetts 02142, United States (“Black Diamond”), and Servier Pharmaceuticals, LLC a company incorporated under the laws of Delaware and having its principal place of business at 200 Pier Four Boulevard Boston, Massachusetts 02210 United States (“Servier”). Black Diamond and Servier may each be referred to herein individually as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, Black Diamond has developed and owns or otherwise controls all rights to the Licensed Compound and Licensed Product (as defined below);
WHEREAS, Servier is a pharmaceutical group engaged in the research, development and commercialization of pharmaceutical products; and
WHEREAS, subject to the terms of this Agreement, Black Diamond wishes to grant to Servier, and Servier wishes to receive from Black Diamond, a license under the Licensed Technology (as defined below) to further develop, manufacture, commercialize and otherwise exploit the Licensed Compound and Licensed Product in the Field and in the Territory (as defined below).
AGREEMENT
NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.DEFINITIONS.
1.1.“Accounting Standards” means, with respect to Servier, International Financing Reporting Standards (IFRS) or any successor thereof.
1.2.“Acquired Person” has the meaning set forth in Section 1.23 (Change of Control).
1.3.“Additional Third Party License” has the meaning set forth in Section 7.3.3(a) (Third Party Patents).
1.4.“Adverse Event” means any adverse medical occurrence in a patient or clinical investigation subject that is administered a pharmaceutical product, and which event does not necessarily have to have a causal relationship with the treatment.
1.5.“Affiliate” means any Person directly or indirectly controlled by, controlling, or under common control with, a Party, but only for so long as such control will continue. For purposes of this definition, “control” (including, with correlative

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meanings, “controlled by”, “controlling” and “under common control with”) means (a) possession, direct or indirect, of the power to direct or cause direction of the management or policies of an entity (whether through ownership of securities or other ownership interests, by contract or otherwise), or (b) beneficial ownership of more than fifty percent (50%) of the voting securities or other ownership or general partnership interest (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests of an entity; provided, however, that where an entity owns a majority of the voting power necessary to elect a majority of the board of directors or other governing board of another entity, but is restricted from electing such majority by contract or otherwise, such entity will not be considered to be in control of such other entity until such time as such restrictions are no longer in effect. Notwithstanding anything to the contrary herein, [***], and their respective subsidiaries shall not be Affiliates of Servier for purposes of this Agreement, unless Servier provides written notice to Black Diamond of its desire to include any such corporation and its respective subsidiaries as Affiliates of Servier into the scope of this Agreement.
1.6.“Agreement” has the meaning set forth in the preamble.
1.7.“Alliance Manager” has the meaning set forth in Section 5.5 (Alliance Managers).
1.8.“Ancillary Agreements” means the Quality Agreement and, if applicable, the Data Protection Agreement.
1.9.“Annual Net Sales” has the meaning set forth in Section 7.3.1 (Royalty Payments).
1.10.“Applicable Laws” means all applicable laws, statutes, rules, regulations, treaties (including tax treaties), orders, judgments or ordinances having the effect of law of any national, multinational, federal, state, provincial, county, city or other political subdivision, including, to the extent applicable, GCP, GLP and cGMP, as well as all applicable data protection and privacy laws, rules and regulations, in each case that may be in effect from time to time during the Term. For the avoidance of doubt, any specific references to any Applicable Law or any portion thereof, will be deemed to include all amendments thereto or any replacement or successor thereto.
1.11.“Arbitration” has the meaning set forth in Section 13.1.2(c) (Dispute Resolution).
1.12.“Arbitration Request” has the meaning set forth in Section 13.1.2(c) (Dispute Resolution).
1.13.“Assigned Contracts” means the Third Party contracts to be assigned from Black Diamond to Servier as set forth in the Transition Plan.
1.14.“Backup Compounds” means [***]; provided that, [***], then such compound shall be deemed a “Backup Compound” for all intents and purposes hereunder.
1.15.“BDTX-1535” means Black Diamond’s proprietary oral EGFR inhibitor that, as of the Effective Date, is in clinical development for glioblastoma and non-small cell lung cancer.

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1.16.“Black Diamond” has the meaning set forth in the preamble.
1.17.“Black Diamond Indemnified Party” has the meaning set forth in Section 12.2 (Indemnification by Servier).
1.18.“Business Contact” has the meaning set forth in Section 6.1 (Data Protection).
1.19.“Business Contact Data” has the meaning set forth in Section 6.1 (Data Protection).
1.20.“Business Day” means a day other than a Saturday or Sunday on which banking institutions in Paris, France and Cambridge, Massachusetts, United States are not closed.
1.21.“Calendar Quarter” means each of the consecutive three (3) month periods ending on March 31, June 30, September 30, and December 31; provided that the first Calendar Quarter during the Term shall begin on the Effective Date and the last Calendar Quarter during the Term shall end on the date of this Agreement’s termination or expiration.
1.22.“cGMP” means all applicable current Good Manufacturing Practices, including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820; (b) European Directive 2003/94/EC and Eudralex 4; (c) the principles detailed in the ICH Q7 of ICH Guidelines; and (d) the equivalent Applicable Laws in the Territory, each as may be amended and applicable from time to time.
1.23.“Change of Control” means, with respect to a Party (an “Acquired Person”), the occurrence of any of the following events from and after the Effective Date: (a) any Person or group of Persons becomes the beneficial owner (directly or indirectly) of more than fifty percent (50%) of the voting shares of such Acquired Person; (b) such Acquired Person consolidates with or merges into or with another Person pursuant to a transaction in which more than fifty percent (50%) of the voting shares of the acquiring or resulting entity outstanding immediately after such consolidation or merger is not held by the holders of the outstanding voting shares of such Acquired Person immediately preceding such consolidation or merger; or (c) such Acquired Person sells or transfers to a Person other than an Affiliate of such Acquired Person all or substantially all of such Acquired Person’s assets. Notwithstanding the foregoing, the following will not constitute a Change of Control: (i) a sale of capital stock to underwriters in an underwritten public offering of a Party’s capital stock solely for the purpose of financing, (ii) the acquisition of securities of the Acquired Person by any Person or group of Persons that acquires the Acquired Person’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Acquired Person through the issuance of equity securities, (iii) a transaction solely to change the domicile of a Party; or (iv) a transaction or series of related transactions involving solely the Acquired Person and one or more Affiliates of the Acquired Person.
1.24.“Clinical Data” means all data that are made, collected, or otherwise generated under or in connection with Clinical Trials, including raw data, reports, and results with respect thereto.

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1.25.“Clinical Trial” means a human clinical study conducted on sufficient numbers of human subjects that is designed to (a) establish that a pharmaceutical product is reasonably safe for continued testing, (b) investigate the safety and efficacy of the pharmaceutical product for its intended use, and to define warnings, precautions and adverse reactions that may be associated with the pharmaceutical product in the dosage range to be prescribed or (c) support Regulatory Approval of such pharmaceutical product or label expansion of such pharmaceutical product.
1.26.“Co-Chair” has the meaning set forth in Section 5.4 (Co-Chairs).
1.27.“Combination Licensed Product” means [***].
1.28.“Commercialization” means any and all activities of using, importing, exporting, marketing, promoting, distributing, offering for sale or selling a product including pre-commercial launch market development activities conducted in anticipation of Regulatory Approval of a product, seeking pricing and reimbursement approvals for a product, if applicable, preparing advertising and promotional materials, sales force training, all interactions and correspondence with a Regulatory Authority, medical affairs, and all activities required to fulfill ongoing regulatory obligations, including Adverse Event reporting. Commercialization shall not include Development or Manufacturing. When used as a verb, “Commercialize” means to engage in Commercialization.
1.29.“Commercially Reasonable Efforts” means, [***].
1.30.“Compassionate Use” means the use of a Licensed Product as an investigational drug in accordance with Applicable Law outside of a Clinical Trial to treat a patient with a serious or life-threatening disease or condition who has no comparable or satisfactory alternative treatment options, including any managed access programs.
1.31.“Competing Product” has the meaning set forth in Section 2.4.1 (Exclusivity).
1.32.“Confidential Information” means, with respect to each Party, all Know-How or other information, including proprietary information and materials (whether or not patentable) regarding or embodying such Party’s or its Representatives’ technology, products, business information or objectives, that is communicated by or on behalf of the Disclosing Party to the Receiving Party or its permitted recipients before, on or after the Effective Date. Confidential Information does not include any Know-How or other information that (a) was already known by the Receiving Party (other than under an obligation of confidentiality to the Disclosing Party) at the time of disclosure by or on behalf of the Disclosing Party, (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party, (c) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the Receiving Party in breach of its obligations under this Agreement, (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to the Receiving Party or (e) was independently discovered or developed by or on behalf of the Receiving Party without the use of any Confidential Information belonging to the Disclosing Party. [***].

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1.33.“Control” or “Controlled” means, with respect to any Intellectual Property Right, information, documents or materials of a Party, the ability of such Party or its Affiliates to grant a license, sublicense or other right to or under such Intellectual Property Right, information, documents or materials as provided for herein without (a) violating the terms of any agreement or other arrangement with any Third Party, (b) incurring any payment obligation to a Third Party, or (c) violating any Applicable Law. Notwithstanding the foregoing, following the consummation of a Change of Control of a Party, such Party will not be deemed to “Control” any Intellectual Property Right that is owned or in-licensed by an Affiliate that has become an Affiliate of such Party solely as a result of such Change of Control, unless: (i) immediately prior to the consummation of such Change of Control, such Party or any of its Affiliates also Controlled such Intellectual Property Right or (ii) after the consummation of such Change of Control, such Party or any of its Affiliates uses any such Intellectual Property Right in the performance of its obligations or exercise of its rights under this Agreement, and in each of these cases (clauses (i) and (ii)) such Intellectual Property Right will be “Controlled” by such Party for purposes of this Agreement.
1.34.“Cover” means, with respect to a product, that, in the absence of ownership of or a license granted under a particular Patent Right, the Manufacture, Development, Commercialization, including the use, offer for sale, sale or importation, of such product would infringe a Valid Claim of such Patent Right or, in the case of a Valid Claim of a Patent Right that has not yet issued, would infringe such claim if it were to issue without material change. “Covering” will have correlative meaning.
1.35.“Data Protection Agreement” has the meaning set forth in Section 6.2 (Data Processing Agreement).
1.36.“Defaulting Party” has the meaning set forth in Section 11.3.1(a) (Termination for Material Breach).
1.37.“Development” means all activities related to research, preclinical testing, test method development and stability testing, toxicology, formulation, Clinical Trials, seeking Regulatory Approval and otherwise handling regulatory affairs, statistical analysis and report writing. Development shall not include Manufacturing, Commercialization or the performance of medical affairs activities. When used as a verb, “Develop” means to engage in Development.
1.38.“Development and Regulatory Milestone Event” has the meaning set forth in Section 7.2.1 (Development and Regulatory Milestone).
1.39.“Development and Regulatory Milestone Payment” has the meaning set forth in Section 7.2.1 (Development and Regulatory Milestone).
1.40.“Development Data” means [***].
1.41.“Directed To” means [***].
1.42.“Direct License” has the meaning set forth in Section 11.5.10 (Effects of Termination, Sublicenses).

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1.43.“Disclosing Party” has the meaning set forth in Section 8.1 (Confidential Information).
1.44.“Effective Date” has the meaning set forth in the preamble.
1.45.“European Union” means the economic, scientific and political organization of member states of the European Union as it may be constituted from time to time, which as of the Effective Date consists of Austria, Belgium, Bulgaria, Croatia, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and that certain portion of Cyprus included in such organization.
1.46.“Exclusive Licensed Patent Rights” means [***].
1.47.“Executive Officers” means [***].
1.48.“Export Control Laws” means all Applicable Laws and regulations providing a framework for regulating the export, to a third country, of goods, software, technology, services and Intellectual Property Right, which, depending on their technical specificities, are either likely to be used for military or both civilian and military purposes (so-called “dual-use”) or prohibited from export but for specific authorizations by the competent authorities.
1.49.“FDA” means the United States of America Food and Drug Administration or any successor agency thereto.
1.50.“FD&C Act” means the United States of America Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder.
1.51.“Field” means all human uses.
1.52.“Financial Records” has the meaning set forth in Section 7.4.5 (Record Keeping).
1.53.“Finished Product” shall mean [***].
1.54.“First Commercial Sale” means, with respect to a Licensed Product [***].
1.55.“Force Majeure” has the meaning set forth in Section 13.2 (Force Majeure).
1.56.“FPI” means, with respect to a Clinical Trial of an investigational drug, that the first human subject enrolled in such Clinical Trial has been dosed with such investigational drug.
1.57.“FTE” means [***] carrying out Development, Manufacturing or Commercialization activities under this Agreement. [***].
1.58.“FTE Rate” means [***]. For the avoidance of doubt, such FTE Rate (a) is [***] and (b) is [***].
1.59.“GCP” means good clinical practices, which are the then-current standards for Clinical Trials for pharmaceuticals, as set forth in the FD&C Act or other Applicable Law, and such standards of good clinical practice as are required by

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the Regulatory Authorities of [***] and other organizations and Governmental Authorities in countries for which the applicable Licensed Product is intended to be Developed.
1.60.“Generic Product” means, on a country-by-country basis, any pharmaceutical product that [***].
1.61.“GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58 or the successor thereto, or comparable regulatory standards in jurisdictions outside of the United States.
1.62.“Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.
1.63.“ICH Guidelines” mean the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline.
1.64.“IND” means an investigational new drug application filed with a Regulatory Authority for obtaining the authorization to administer the Licensed Product to humans in a Clinical Trial in a country of the Territory.
1.65.“Indication” means a specific disease, condition, or clinical manifestation for which a product is developed, tested, approved, and marketed. For the purposes of this Agreement, [***].
1.66.“Indemnified Party” has the meaning set forth in Section 12.3 (Procedure).
1.67.“Indemnifying Party” has the meaning set forth in Section 12.3 (Procedure).
1.68.“Inflation Reduction Act” means P.L. 117-169 (Aug. 16, 2022), as codified at 42 U.S.C. § 1320f, 42 U.S.C. § 1395w-3a and 42 U.S.C. § 1395w-114a (inter alia), as may be amended from time to time, together with any rules, regulations, and requirements promulgated thereunder.
1.69.“Infringement” has the meaning set forth in Section 10.4.1 (Third Party Infringement).
1.70.“Infringement Action” has the meaning set forth in Section 10.4.2 (Infringement Actions).
1.71.“Insolvency Event” has the meaning set forth in Section 11.3.2 (Termination for Bankruptcy).
1.72.“Intellectual Property Rights” means all trade secrets, copyrights, Patent Rights, trademarks, moral rights, Know-How and any and all other intellectual property or proprietary rights now known or hereafter recognized in any jurisdiction.
1.73.“Interim Manufacturing” has the meaning set forth in Section 4.1.9 (Transition Plan).

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1.74.“Inventory” means the materials and inventory existing on the Effective Date, as listed on Schedule 1.74.
1.75.“Joint Transition Plan Committee” or “JTPC” has the meaning set forth in Section 5.1.1 (Establishment and Duration).
1.76.“Know-How” means all inventions, discoveries, data, information (including scientific, technical or regulatory information), processes, methods, techniques, materials, samples, technology, results, analyses, data and information contained in Regulatory Materials and other know-how, whether or not patentable, including Development Data.
1.77.“Liability” has the meaning set forth in Section 12.1 (Indemnification by Black Diamond).
1.78.“Licensed Combination Product Patent Rights” means [***].
1.79.“Licensed Compound” means [***].
1.80.“Licensed Know-How” means [***].
1.81.“Licensed Patent Rights” means [***].
1.82.“Licensed Product” means [***].
1.83.“Licensed Technology” means the Licensed Know-How and the Licensed Patent Rights.
1.84.“Major European Markets” means [***] and their respective territories and possessions.
1.85.“Manufacture”, “Manufactured” or “Manufacturing” means all activities associated with the production, manufacture, processing, filling, finishing, packaging, labeling, shipping and storage of a product to be Developed or Commercialized in the Territory under this Agreement, whether such activities are conducted by a Party, its Affiliates or a Third Party contractor of such Party. Manufacture shall not include Development, Commercialization or the performance of medical affairs activities. When used as a verb, “Manufacture” means to engage in Manufacturing.
1.86.“Manufacturing Costs” means, with respect to the Licensed Compound and Licensed Product, contract manufacturer costs for production for drug substance, transportation between drug substance contract manufacturer to drug product contract manufacturer, contract manufacturer costs for production for drug product, and Third Party consulting costs to manage the process, in each case as documented in writing (e.g., by corresponding invoices).
1.87.“Manufacturing Know-How” means all Licensed Know-How that is necessary or reasonably useful for the Manufacture of the Licensed Compound or a Licensed Product.
1.88.“Marketing Authorization” means, with respect to a Licensed Product in a country or jurisdiction in the Territory, those approval(s) of a Regulatory

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Authority that are necessary for the commercial marketing and sale of such Licensed Product in such country or jurisdiction.
1.89.“Maximum Fair Price” means the maximum fair price under the Inflation Reduction Act’s drug price negotiation program as defined in 42 U.S.C. §1320f(c)(3) and all its subsequent amendments and replacements and guidance or regulations promulgated thereunder.
1.90.“Net Sales” means the gross amounts billed or invoiced, or to the extent not billed or invoiced, the gross amount received, by Servier and its Affiliates and Sublicensees for Licensed Products in any country during the Royalty Term for such Licensed Products in such country, less:
[***].
With respect to Combination Licensed Products, the following will apply:
[***].
If the Parties are unable to reach agreement on such adjustment in Net Sales within [***] after the Parties initiate discussions, then Section 13.1.2 (Dispute Resolution) shall apply.
[***].
1.91.“Non-Defaulting Party” has the meaning set forth in Section 11.3.1(a) (Termination for Material Breach).
1.92.“NSCLC” means non-small cell lung cancer.
1.93.“Ongoing Phase 1 Clinical Trial(s)” means the Phase 1 Clinical Trial entitled BDTX-4933 101 Study (NCT05786924).
1.94.“Other Active Ingredient” has the meaning set forth in Section 1.27 (Combination Licensed Product).
1.95.“Party” has the meaning set forth in the preamble.
1.96.“Patent Right” means any and all (a) patent applications filed under Applicable Law in any jurisdiction, including all provisional applications, substitutions, continuations, continuations-in-part, divisionals, renewals, and all patents granted thereon, (b) all patents, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates or the equivalent thereof, and (c) any other form of government-issued right substantially similar to any of the foregoing.
1.97.“Payments” has the meaning set forth in Section 7.4.2(a) (General).
1.98.“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint

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venture, or similar entity or organization, including a government or political subdivision or department or agency of a government.
1.99.“Phase 1 Clinical Trial” means a Clinical Trial that is intended to initially evaluate the safety and/or pharmacological effect of a product or that would otherwise satisfy the requirements of 21 C.F.R. 312.21(a) or an equivalent Clinical Trial in a country other than the United States.
1.100.“Phase 1 Clinical Trial Expansion Cohort” means that an additional group of study participants is enrolled in the Phase 1 Clinical Trial after the initial dose-escalation phase in order to gather more data on safety, tolerability and preliminary efficacy at the selected Phase 2 dose.
1.101.“Phase 2 Clinical Trial” means a Clinical Trial for which the primary endpoints include a determination of dose ranges or an indication of efficacy of a product in patients being studied as described in 21 C.F.R. §312.21(b), or an equivalent Clinical Trial in a country other than the United States.
1.102.“Phase 2a Clinical Trial” means the first Phase 2 Clinical Trial of a product, the principal purpose of which is an initial evaluation of efficacy of the product.
1.103.“Phase 2/3 Clinical Trial” means a combined clinical trial that includes both a Phase 2 part for which the primary endpoints include a determination of dose ranges or an indication of efficacy of a product in patients being studied, and a Phase 3 part designed to demonstrate statistically whether a product is safe and effective for use in humans in the indication being investigated in a manner sufficient to obtain Regulatory Approval to commercialize such product in patients having the disease or condition being studied.
1.104.“Phase 3 Clinical Trial” means a Clinical Trial that is prospectively designed to demonstrate statistically whether a product is safe and effective for use in humans in the indication being investigated in a manner sufficient to obtain Regulatory Approval to commercialize such product in patients having the disease or condition being studied as described in 21 C.F.R. §312.21(c), or an equivalent Clinical Trial in a country other than the United States.
1.105.“Quality Agreement” has the meaning set forth in Section 4.7 (Quality Agreement).
1.106.“RAF” means Rapidly Accelerated Fibrosarcoma.
1.107.“RAS” means Rat Sarcoma.
1.108.“RAS-RAF Inhibitor” means [***].
1.109.“Receiving Party” has the meaning set forth in Section 8.1 (Confidential Information).
1.110.“Recipients” has the meaning set forth in Section 8.1 (Confidential Information).
1.111.“Regulatory Approval” means, with respect to a Licensed Product in a country or jurisdiction in the Territory, those approval(s), licenses, registration or authorization of a Regulatory Authority that are reasonably necessary to

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Develop, Manufacture or Commercialize a Licensed Product in the Field in a particular country. Regulatory Approvals include, without limitation, IND approvals, and amendments and supplements to any of the foregoing and their foreign counterparts.
1.112.“Regulatory Authority” means any national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in each country of the world involved in the granting of Regulatory Approval for a Licensed Product.
1.113.“Regulatory Communication” means any material communications from any Regulatory Authority, including with respect to: Clinical Trial protocols and amendments thereto, meeting requests and materials, requests for information and responses thereto, clinical hold notices, investigator’s brochures, and INDs.
1.114.“Regulatory Exclusivity” means, with respect to any country in the Territory, an additional market protection, other than Patent Rights protection, granted by a Regulatory Authority in such country which confers an exclusive Commercialization period during which Servier or its Affiliates or Sublicensees have the exclusive right to market and sell the Licensed Product in such country through a regulatory exclusivity right (e.g., new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity, or any applicable data exclusivity).
1.115.“Regulatory Materials” means (a) regulatory applications, submissions, notifications, registrations, or other filings made to or with a Regulatory Authority, and (b) Regulatory Communications and all supporting documents with respect thereto, including all adverse event files, and complaint files, in each case ((a) and (b)), that are reasonably necessary in order to Develop, Manufacture, market, sell or otherwise Commercialize the Licensed Product in a particular country or regulatory jurisdiction. Regulatory Materials include INDs.
1.116.“Representatives” means (a) with respect to Servier, Servier, its Affiliates, its Sublicensees and each of their respective officers, directors, employees, consultants, contractors and agents and (b) with respect to Black Diamond, Black Diamond, its Affiliates, and each of their respective officers, directors, employees, consultants, contractors and agents.
1.117.“Royalty Rates” has the meaning set forth in Section 7.3.1 (Royalty Payments).
1.118.“Royalty Term” has the meaning set forth in Section 7.3.2 (Royalty Term).
1.119.“Rules” has the meaning set forth in Section 13.1.2 (Dispute Resolution).
1.120.“Safety Reason” means [***] reasonable belief, that, based upon scientific data, there are safety and public health issues relating to the Licensed Product such that the medical benefit/risk ratio of such Licensed Product is sufficiently unfavorable as to materially compromise the welfare of patients to Develop or Commercialize or to continue to Develop or Commercialize it. For clarity, [***].
1.121.“Sales Milestone Event” has the meaning set forth in Section 7.2.2 (Sales Milestones).

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1.122.“Sales Milestone Payment” has the meaning set forth in Section 7.2.2 (Sales Milestones).
1.123.“Sanctions” means any individual, economic, financial (or similar) restrictive measures imposed by a state, international or supranational organization against a country, region, sector, individual or legal entity, or goods, software, technology, services and Intellectual Property Rights on which import and export restrictions may be applied.
1.124.“Servier” has the meaning set forth in the preamble.
1.125.“Servier Foreground IP” has the meaning set forth in Section 10.2.1 (Inventions).
1.126.“Servier FY” means the Servier fiscal year starting on 1st October and ending on 30th September of each year.
1.127.“Servier Indemnified Party” has the meaning set forth in Section 12.1 (Indemnification by Black Diamond).
1.128.“Single Active Licensed Product” means [***].
1.129.“Sublicense” means a written agreement pursuant to which a license, sublicense, covenant not to sue or other grant of rights under the licenses granted pursuant to Section 2.1 (License to Servier) of this Agreement has been granted, subject to Section 2.2.1 (Servier’s Right to Sublicense).
1.130.“Sublicensee” means an Affiliate or Third Party that is granted a Sublicense.
1.131.“Territory” means worldwide.
1.132.“Term” has the meaning set forth in Section 11.1 (Term).
1.133.“Terminated Country” means (a) any country in the Territory with respect to which this Agreement is terminated pursuant to Article 11 (Term and Termination), and (b) in the event of termination of this Agreement in its entirety, all countries in the Territory, in each case, other than, for the avoidance of doubt, as a result of expiration.
1.134.“Third Party” means any Person other than Black Diamond and its Affiliates and Servier and its Affiliates.
1.135.“Third Party Manufacturers” shall mean [***].
1.136.“Transition Period” means the period of time starting on the Effective Date and ending on the completion of all activities to be conducted and all services to be provided under the Transition Plan, provided that, with respect to the performance of services, a service will be completed once the respective service period, as set out in the Transition Plan, has expired.
1.137.“Transition Plan” has the meaning set forth in Section 4.1 (Transition Plan).
1.138.“United Kingdom” or “U.K.” means England, Scotland, Wales and Northern Ireland.

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1.139.“United States” or “U.S.” means the United States of America and all of its territories and possessions, including the District of Columbia.
1.140.“Valid Claim” means any claim of any (a) issued and unexpired Patent Right that has not been (i) revoked or held unenforceable, unpatentable or invalid by a Governmental Authority of competent jurisdiction in a decision that is not appealable or that has not been appealed within the time allowed for appeal, (ii) abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise; or (b) pending patent application that continues to be prosecuted in good faith and has not been cancelled, withdrawn or abandoned; provided that such pending applicable has not been pending for more than [***].
1.141.“VAT” has the meaning set forth in Section 7.4.2(c) (VAT).
2.GRANTS OF LICENSES.
2.1.License to Servier. Subject to the terms and conditions of this Agreement, Black Diamond hereby grants to Servier and its Affiliates a royalty-bearing, non-transferable (except in accordance with Section 13.9 (Assignment)) license, with the right to grant sublicenses through multiple tiers (solely in accordance with Section 2.2 (Right to Sublicense)), under the Licensed Technology to Develop, Manufacture, Commercialize and otherwise exploit the Licensed Compound and Licensed Products in the Field in the Territory. [***].
2.2.Right to Sublicense.
2.2.1.Servier’s Right to Sublicense.
(a)Servier shall have the right to grant Sublicenses under the rights granted to Servier in Section 2.1 (License to Servier) to its Affiliates and to Third Parties for the [***] following such execution (which copy may be redacted to the extent not reasonably necessary for Black Diamond to confirm compliance with this Agreement). For the avoidance of doubt, [***].
(b)Notwithstanding any Sublicense, Servier will remain liable and responsible for all of Servier’s duties and obligations contained in this Agreement (including all payments due hereunder), and any act or omission of a Sublicensee which would be a breach of this Agreement if performed (or not performed) by Servier shall be deemed a breach by Servier of this Agreement.
2.2.2.Sublicense Requirements. Each Sublicense or subcontract (a) shall be consistent with the terms and conditions of this Agreement, including the confidentiality requirements set forth in Article 8 (Confidentiality) and the intellectual property provisions set forth in this Agreement; and (b) shall require the Sublicensee(s) or subcontractor(s) to comply with all terms of this Agreement applicable to such Sublicensees and subcontractors (except for the payment obligations, for which Servier shall remain financially responsible).
2.2.3.Contractors. Servier, its Affiliates and Sublicensees shall be entitled to grant rights or licenses under the license granted to Servier and its Affiliates pursuant to Section 2.1 (License to Servier) to any Third Party to provide contract services with respect to the [***], and such contractor or distributor shall not be a “Sublicensee” for purposes of this Agreement. Servier will remain responsible for its obligations under the Agreement and shall be responsible for the performance of each such Affiliate and Third Party contractor. Each grant of

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rights under this Section 2.2.3 (Contractors) shall comply with the requirements in Section 2.2.2 (Sublicense Requirements).
2.3.No Other Rights and Retained Rights. No rights, other than those expressly set forth in this Agreement are granted to either Party hereunder, and no additional rights shall be deemed granted to either Party by implication, estoppel or otherwise, with respect to any Intellectual Property Rights. All rights not expressly granted by either Party to the other hereunder are reserved.
2.4.Exclusivity; Use of Licensed Technology.
2.4.1.Exclusivity. Subject to Section 2.4.2 (Change of Control of Black Diamond) and Section 2.4.3 (Acquisition of a Competing Product), [***], Black Diamond shall not, and shall cause its respective Affiliates not to, either themselves or in collaboration with a Third Party, [***].
2.4.2.Change of Control of Black Diamond. Section 2.4.1 (Exclusivity) shall not apply to any Competing Product that [***].
2.4.3.Acquisition of a Competing Product. In the event that Black Diamond acquires a Third Party (whether by way of a sale of assets, merger, consolidation or similar transaction) (an “Acquired Entity”) that owns or otherwise Controls a Competing Product at the closing of such transaction, [***].
3.DEVELOPMENT, REGULATORY, MANUFACTURE AND COMMERCIALIZATION.
3.1. General Responsibilities. Subject to Servier’s diligence obligations as set out in Section 3.3 (Diligence Obligations), Servier shall have the sole right, control and responsibility, at its own cost and expense, and shall, subject to Section 5.3 (Decision-Making), have full decision-making authority for managing and conducting all Development, Manufacturing and Commercialization activities for the Licensed Compound and Licensed Products in the Field in the Territory.
3.2.Regulatory Materials and Regulatory Interactions. Following the effective date of the transfer of the IND for the Ongoing Phase 1 Clinical Trial, Servier or its designee will hold the Regulatory Approvals for the Licensed Product in the Field in the Territory and will be responsible for all Regulatory Materials, including Regulatory Communications and interactions with Regulatory Authorities in the Territory, at its sole cost and expense.
3.3.Diligence Obligations. During the Term, [***]. The Parties acknowledge and agree [***].
3.4.Progress Reporting. Following the Transition Period, [***], Servier will deliver to Black Diamond a written report (which may be in the form of a slide deck or other format) that (a) prior to the first Marketing Authorization of the Licensed Product, outlines [***] and (b) following the grant of the first Marketing Authorization for the Licensed Product[***].
3.5.Regulatory Inspections. Subject to the terms and conditions of Black Diamond’s agreements with Third Party Manufacturers, Black Diamond shall cooperate in good faith and in a timely manner with Servier, if necessary and appropriate, with respect to Regulatory Authority inspections of any site or facility where activities related to the Licensed Compound or Licensed Product are performed pursuant to this Agreement. With respect to any costs incurred [***]. Furthermore, [***].

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4.TRANSITION ACTIVITIES.
4.1.Transition Plan. Schedule 4.1 (Transition Plan) sets forth the initial plan and timelines for the transition of all Development, Manufacturing and regulatory activities from Black Diamond (or Third Parties acting on its behalf) to Servier (“Transition Plan”). Each Party shall perform the tasks and obligations allocated to such Party under the Transition Plan. Without limiting the foregoing, Black Diamond will perform the following activities under the Transition Plan:
4.1.1.effect a technology transfer of the Licensed Know-How (including Manufacturing Know-How), to the extent set forth in the Transition Plan;
4.1.2.assign or transfer to Servier or its designated Affiliate(s) (a) [***]; (b) [***]; and (c) [***];
4.1.3.until such time as the assignment and transfers contemplated by the foregoing Section 4.1.2 (Transition Plan) have occurred (the “Regulatory Transition Date”), under the direction of, and in accordance with the instructions provided by Servier, handle all regulatory matters involving interactions with a Regulatory Authority;
4.1.4.until the Regulatory Transition Date, promptly (and in any event no later than [***] after receipt) provide Servier with copies of any Regulatory Communications received by Black Diamond in relation to the Licensed Compound, and allow Servier to review and comment on any proposed response to such Regulatory Communication in advance of the transmission of such response to the respective Regulatory Authority (and Black Diamond will implement all comments reasonably provided by Servier in good faith);
4.1.5.following the Regulatory Transition Date, promptly provide Servier with copies of any Regulatory Communications received by Black Diamond in relation to the Licensed Compound;
4.1.6.provide Servier with advance notice of all meetings and teleconferences with Regulatory Authorities pertaining to the Licensed Product, and permit Servier to have representatives attend such formal meetings and teleconferences with the Regulatory Authorities pertaining to the Licensed Product;
4.1.7.support and transfer the Ongoing Phase 1 Clinical Trial in accordance with the modalities and timelines set forth in the Transition Plan;
4.1.8.assign, or otherwise transfer rights under, the Assigned Contracts to Servier (including all existing contract documentation in its possession (or transfer access rights, as applicable) regarding the Assigned Contracts), solely in relation to the Licensed Compound and the Licensed Product, and to the extent and in accordance with the timelines set forth in the Transition Plan, and, in case the assignment of an Assigned Contract requires the consent of the counterparty, use commercially reasonable efforts to obtain such consent; provided that, if any [***];
4.1.9.during the Transition Period, until such time as Servier is able to Manufacture or have Manufactured sufficient quantities of Licensed Compound and Licensed Product to fully support its Development activities in the Territory under this Agreement, Manufacture or have Manufactured and supply Licensed Compound and Licensed Product, including the Finished Product, in the quantities required by Servier to support the Development activities of Servier in the Territory under this Agreement (the “Interim

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Manufacturing”), which Interim Manufacturing will, in all cases, be subject to the terms and conditions of the applicable agreements with Third Party Manufacturers; and
4.1.10.deliver to Servier or its designee (as set forth in the Transition Plan) the Inventory in accordance with the delivery terms, dates and locations set out in the Transition Plan, provided that the terms and conditions governing the condition of (or inspection rights with respect to) such Inventory will in all cases be subject to the applicable agreements with Third Party Manufacturers and the rights and remedies thereunder.
4.2.Updates and Amendments to the Transition Plan. The JTPC shall review the Transition Plan on an ongoing basis and may discuss and agree in writing on updates or amendments to the Transition Plan from time to time in accordance with Section 5.1.3 (Responsibilities), and subject to Section 5.3 (Decision-Making); provided that, [***].
4.3.Transfer of Licensed Know-How. To the extent not already transferred under the Transition Plan, upon the reasonable request of Servier, Black Diamond shall provide or cause to be provided to Servier copies of [***]. Furthermore, Black Diamond will [***]. Following such date, Black Diamond will [***].
4.4.Audits. Subject to the terms and conditions of Black Diamond’s agreements with Third Party contractors, if Black Diamond has an audit right under a Third Party agreement that is an Assigned Contract and Servier desires that Black Diamond exercises such audit right prior to a transfer of the relevant Third Party agreement to confirm compliance with Applicable Laws, including cGMP, GCP and GLP, of any site or facility where Development and Manufacturing activities with respect to the Licensed Compound or Licensed Product have been or will be conducted, then Black Diamond will [***]. If, following the review of such results, Servier determines that any such audited site or facility is not compliant with Applicable Law, the Parties will discuss in good faith a remedy plan, and Black Diamond will require that the applicable Third Party implement such plan in a timely manner, or otherwise exercise the available remedies under such contract, in each case to the extent permitted under such Third Party agreement.
4.5.Timely Performance. The Parties acknowledge that time is of the essence and each Party shall (a) complete all activities and provide all services to be performed under this Article 4 (Transition Activities), (b) complete all activities and provide all services to be performed under the Transition Plan in accordance with the timelines set out in the Transition Plan, and (c) take or cause to be taken such reasonable steps as are necessary to minimize any delay with respect thereto. [***].
4.6.Costs for Transition Activities.
4.6.1.Transition Plan. Except as otherwise expressly set forth in the Transition Plan or in this Section 4.6 (Costs for Transition Activities), each Party shall bear its own costs for the activities assigned to such Party under the Transition Plan.
4.6.2.Assigned Contracts. Black Diamond shall remain solely responsible for [***]. With respect to [***], Servier shall be responsible for such costs and expenses, and will reimburse Black Diamond for any such costs within [***] following receipt of an invoice from Black Diamond.
4.6.3.Transfer of Inventory; Interim Manufacturing. Servier will reimburse Black Diamond for the actual and documented [***]. With respect to any Interim Manufacturing provided by Black Diamond under the Transition Plan, Servier will pay to Black

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Diamond the [***]. Servier will pay Black Diamond for any such costs within [***] following receipt of an invoice from Black Diamond.
4.6.4.Technical Support. Following the date that is [***], any support provided by Black Diamond under this Agreement, including under Section 4.3, shall be at Black Diamond’s cost and expense for the [***], and any support in excess of [***] will be charged at the [***]; provided that Black Diamond will not charge Servier for any [***] and any such support will [***]. Servier will reimburse Black Diamond for any such costs within [***] following receipt of an invoice from Black Diamond.
4.7.Quality Agreement. Within [***] after the Effective Date, and in any event [***], the Parties will enter into a quality agreement (“Quality Agreement”) setting forth the Parties’ [***]. The Quality Agreement is hereby incorporated into this Agreement by reference, as applicable.
5.GOVERNANCE.
5.1.Joint Transition Plan Committee.
5.1.1.Establishment and Duration. Within [***] of the Effective Date, the Parties shall establish a joint transition plan committee (“Joint Transition Plan Committee” or “JTPC”) that will oversee the implementation of the Transition Plan. The JTPC will be dissolved upon expiration of the Transition Period.
5.1.2.Membership. The JTPC will consist of an equal number of representatives from each Party and no fewer than [***] from each Party, [***]. JTPC members shall have such expertise as appropriate to the activities of the JTPC from time to time and the JTPC shall invite personnel of the Parties having relevant expertise to participate in discussions of the JTPC from time to time as appropriate to assist in the activities of the JTPC. The Parties shall appoint Co-Chairs in accordance with Section 5.4 (Co-Chairs).
5.1.3.Responsibilities. The JTPC shall oversee the implementation of the Transition Plan, and shall have solely the roles and responsibilities assigned to it in this Section 5.1.3 (Responsibilities) and as otherwise expressly set forth in this Agreement. The JTPC shall not have the authority to: (i) modify or amend the terms and conditions of this Agreement; or (ii) waive either Party’s compliance with the terms of this Agreement. The JTPC shall be responsible, subject to Section 5.3 (Decision-Making), for:
(a)providing a forum for the discussion of and coordinating the Parties’ activities under the Transition Plan;
(b)reviewing the Transition Plan on an ongoing basis and discussing and agreeing in writing on updates or amendments to the Transition Plan from time to time;
(c)overseeing the implementation of the Transition Plan and any related issues; and
(d)performing such other activities as are expressly allocated to the JTPC under this Agreement.
5.2.Meetings. The JTPC will meet at such frequency as shall be established by the Parties, but not less frequently than [***] unless otherwise mutually agreed by the Parties. Each Party shall have also the right to convene additional JTPC meetings upon reasonable prior

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written notice to the other Party. Meetings may be held telephonically or by video conference or at the offices of the Parties as determined by the JTPC. All meetings will be conducted in English. With the consent of the Parties (not to be withheld unreasonably), [***]. Each Party shall use reasonable efforts to cause its representatives to attend the meetings of the JTPC. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the absent representative subject to prior notification to the other Party. The minutes of JTPC meetings shall provide a description in reasonable detail of the discussions held at the meeting and a list of any actions, decisions or determinations approved by the JTPC. Minutes of the JTPC meeting shall be approved or disapproved, and revised as necessary, at the next meeting.
5.3.Decision-Making.
5.3.1.In order to make any decision required of it hereunder with respect to any approval, the JTPC must have present (in person, by videoconference or telephonically) at least the Co-Chair of each Party (or his/her designee for such meeting). The Parties will endeavor to make decisions [***].
5.3.2.If the JTPC is unable to agree on any matter within the scope of its authority, within [***] after such matter was first referred to it, then [***] shall attempt in good faith to resolve such dispute or failure to agree. If the Executive Officers are unable to agree on any such matter within [***] after such matter was first referred to them, [***]; provided that, subject to Section 5.3.3 (Decision-Making), any amendment or update to the Transition Plan that would (a) extend the Transition Period or the length of an activity to be provided thereunder, or (b) increase the resources to be expended by Black Diamond under the Transition Plan, in each case ((a) and (b)), [***]. Section 13.1.2 (Dispute Resolution) shall otherwise apply.
5.3.3.Black Diamond may not refuse its consent to include an activity or service to be performed by Black Diamond or its contractors (subject to the terms and agreements of the respective Third Party agreement) into the Transition Plan, if such activity or service is reasonably required for the transfer of the INDs or is reasonably required by Servier to resume the Ongoing Phase 1 Clinical Trial, provided that [***].
5.4.Co-Chairs. Each Party shall appoint [***] of its members to co-chair the JTPC’s meetings (each, a “Co-Chair”). The Co-Chairs shall (a) ensure the orderly conduct of the JTPC’s meetings, (b) attend each JTPC meeting (either in-person, by videoconference or telephonically, unless otherwise expressly provided herein), and (c) prepare and issue written minutes of each meeting within [***] thereafter accurately reflecting the discussions and decisions of such meeting. In the event the Co-Chair from either Party is unable to attend or participate in a JTPC meeting, the Party who designated such Co-Chair may designate a substitute Co-Chair for the meeting in its sole discretion.
5.5.Alliance Managers. Promptly after the Effective Date, each of Servier and Black Diamond shall appoint a senior representative who possesses a general understanding of research, manufacture and development matters to act as its respective alliance manager (each, an “Alliance Manager”). Each Party may replace its respective Alliance Manager at any time upon written notice to the other in accordance with another senior representative with appropriate qualification. The Alliance Managers shall participate in the JTPC’s meetings. The Alliance Managers shall be responsible for providing a primary point of communication between the Parties.
5.6.Costs. The Parties agree that the costs incurred by [***], under this Article 5 shall be borne solely by such Party.

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6.DATA PROTECTION.
6.1.Data Processing. Each Party is processing business contact details such as the name, email address, phone number (“Business Contact Data”) of the other Party’s employees and attendants (“Business Contact(s)”). The Parties process these Business Contact Data as separate data controllers for the purposes and legal basis described hereinafter:
•Management of the contractual relationship and performance of the Agreement (e.g., negotiation, signature, follow up the performance of the Agreement) based on their legitimate interests which are to facilitate the negotiation and performance of the Agreement;
•Accounting management based on Servier’s legal obligations;
•Compliance with legal and regulatory requirements as well as applicable recommendations, based on Servier’s legal and regulatory obligations or Servier’s legitimate interests which are to comply with any guidelines applicable to pharmaceutical industries.
6.1.1.Each Party may share, under its responsibility, the Business Contact Data with its employees or attendants, as well as its affiliates, if applicable, which are all duly authorized to process these Business Contact Data. The Parties may also provide the Business Contact Data to data processors if need be and competent authorities pursuant to a legal, judicial or regulatory request. In case of transfer of Business Contact Data outside of the European Union in a country that is not recognized as offering an adequate level of protection by the European Commission, the Parties will implement appropriate guarantees to ensure that this processing complies with the applicable legal and regulatory framework.
6.1.2.The Parties warrant that their own Business Contact Data has been and will be obtained and/or disclosed in compliance with applicable data protection regulation requirements. They also commit to use and process the Business Contact Data of the other Party in compliance with these requirements. Therefore, each Party undertakes to (i) implement technical and organizational measures to ensure the protection of these Business Contact Data against any unauthorized access as well as against any breach, loss, unauthorized disclosure or accidental destruction, and (ii) notify the other Party, without undue delay, if any of these hypotheses occurs.
6.1.3.Each Party shall retain the Business Contact Data for a period of time that is no longer than is necessary for the purposes for which the personal data are processed increased by the relevant statutory limitations to fulfil the above-mentioned purposes.
6.1.4.Business Contacts may have rights granted under the applicable data protection regulation such as the right to access, rectify, erase, restrict the processing and object to the processing. To exercise any of their rights, they may send an email to the contact in charge of data protection:
•For Servier at: [***]; or

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•For Black Diamond at the address to be provided by Black Diamond following the Effective Date.

6.1.5.In the event that the Party does not answer to the Business Contact, the latter may also lodge a complaint with the competent supervisory authority.
6.1.6.
6.2.Data Processing Agreement. Promptly following the Effective Date, if and to the extent required by Applicable Laws, the Parties, or their respective Affiliates, will enter into a data protection agreement containing appropriate provisions in respect of the sharing of personal data between the Parties, or their respective Affiliates, which upon such execution will be attached as an exhibit hereto and hereby incorporated into this Agreement by reference (the “Data Protection Agreement”). No personal data, except for the Business Contact Data necessary for the negotiation and performance of the Agreement subject to the terms of Section 6.1 (Data Processing), will be shared between the Parties, or their respective Affiliates, prior the signature of the Data Protection Agreement. The Parties undertake to comply with the provisions of the Data Protection Agreement.
7.CONSIDERATION.
7.1.Upfront Payment. In partial consideration for the rights granted by Black Diamond to Servier under this Agreement, within [***] after the Effective Date and receipt of an invoice from Black Diamond, Servier will pay to Black Diamond a one-time, non-refundable, non-creditable cash payment of seventy million U.S. dollars (USD 70,000,000).
7.2.Milestones.
7.2.1.Development and Regulatory Milestones. Servier will pay to Black Diamond the following one-time, non-refundable, non-creditable cash milestone payments in the amounts set forth in the table below (each, a “Development and Regulatory Milestone Payment”) upon achievement of the respective milestone event set out in the table below (each, a “Development and Regulatory Milestone Event”).

Development and Regulatory Milestone Event	Development and Regulatory Milestone Payment (in U.S. dollars (USD))
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

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Development and Regulatory Milestone Event	Development and Regulatory Milestone Payment (in U.S. dollars (USD))
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Total Development Milestones	[***]
7.2.2.* If Servier conducts a [***].
7.2.3.Each Development and Regulatory Milestone Payment [***]. The maximum amount payable by Servier under this Section 7.2.1 (Development and Regulatory Milestones) if all Development and Regulatory Milestone Events occur (regardless of the number of times they occur or the number of Licensed Products that trigger them) is [***].
7.2.4.Servier will notify Black Diamond of the achievement of each Development and Regulatory Event within [***] following the achievement of such Development and Regulatory Event. Servier will make the corresponding Development and Regulatory Milestone Payment to Black Diamond within [***] following receipt of a corresponding invoice from Black Diamond.
7.2.5.Sales Milestones. Servier will pay to Black Diamond the following one-time, non-refundable, non-creditable sales-related milestone payments in the amounts set forth in the table below (each, a “Sales Milestone Payment”) upon [***] as set out in the table below (each, a “Sales Milestone Event”) during the Royalty Term.

Sales Milestones Event	Sales Milestones Payments (in U.S. dollars (USD))
[***]	[***]
[***]	[***]

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Sales Milestones Event	Sales Milestones Payments (in U.S. dollars (USD))
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Total Sales Milestones Payment	[***]

7.3.Each of the Sales Milestone Payments shall be paid [***]. The maximum amount payable by Servier under this Section 7.2.2 (Sales Milestones) if all Sales Milestone Events occur [***]. For the avoidance of doubt, Net Sales in a country where the Royalty Term has expired shall not be included for purposes of calculating Sales Milestone Events.
7.4.Servier will notify Black Diamond of the achievement of each Sales Milestone Event within [***] in which the respective Sales Milestone Event is achieved. Servier will make the corresponding Sales Milestone Payment to Black Diamond within [***] following receipt of a corresponding invoice from Black Diamond.
7.5.Royalties. During the Royalty Term, Servier shall pay to Black Diamond the royalties on Net Sales, on a country-by-country and Licensed Product-by-Licensed Product basis, as set forth in this Section 7.3 (Royalties). For purposes of this Section 7.3 (Royalties), [***].
7.5.1.Royalty Payments. Subject to the provisions of Section 7.3.3 (Adjustments in Royalty Rates), Servier will pay Black Diamond tiered royalties at the following royalty rates (the “Royalty Rates”) based on [***] (the “Annual Net Sales”).

Annual Net Sales of Licensed Product	Royalty Rate (in % of Annual Net Sales)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

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Annual Net Sales of Licensed Product	Royalty Rate (in % of Annual Net Sales)
[***]	[***]
[***]	[***]

7.5.2.Royalty Term. Servier’s obligation to make royalty payments shall, on a country-by-country and Licensed Product-by-Licensed Product basis, commence on the First Commercial Sale of such Licensed Product in such country and shall expire upon the later to occur of: (a) the expiration of the last Valid Claim of an Exclusive Licensed Patent Right Covering such Licensed Product in such country; (b) the date that is [***] from the First Commercial Sale of such Licensed Product in such country; and (c) the expiration of all Regulatory Exclusivity for such Licensed Product in such country (“Royalty Term”).
7.5.3.Adjustments in Royalty Rates.
(a)Third Party Patents. If Servier obtains rights to one or more Patent Rights from a Third Party that are necessary (i.e., blocking) to Develop, Manufacture or Commercialize the Licensed Compound or Licensed Product in a country in the Territory (each such Third Party license referred to herein as an “Additional Third Party License”), then, subject to Section 7.3.3(e) (Cumulative Royalty Reductions), Servier may deduct [***] of any payments paid to such Third Party under such Additional Third Party License from the royalties payable to Black Diamond under this Agreement.
(b)No Patent Right Coverage. On a country-by-country and Licensed Product-by Licensed Product basis, in the event that, in a given country of the Territory, the sale of the Licensed Product in such country is no longer Covered by any Valid Claim of an Exclusive Licensed Patent Right in such country of sale, then subject to Section 7.3.3(e) (Cumulative Royalty Reductions), the Royalty Rate payable to Black Diamond under this Agreement with respect to such Licensed Product in such country shall be reduced by [***].
(c)Generic Competition.
(i)On a country-by-country and Licensed Product-by Licensed Product basis, if a Generic Product is launched in a given country prior to the end of the Royalty Term and following such launch, the Net Sales of such Licensed Product decrease in a [***] by [***] or more as compared to the Net Sales of such Licensed Product in the [***] immediately prior to such Generic Product’s launch in such country, then, subject to Section 7.3.3(e) (Cumulative Royalty Reductions), the Royalty Rate owed by Servier to Black Diamond will be reduced by [***] in such country.
(ii)On a country-by-country and Licensed Product-by Licensed Product basis, if, following such Generic Product entry, the Net Sales of the applicable Licensed Product in a [***] decrease by more than [***] as compared to the Net Sales of such Licensed Product in the [***] immediately prior to such Generic Product’s launch in such country, then the Royalty Rate owed by Servier to Black Diamond will, subject to Section 7.3.3(e) (Cumulative Royalty Reductions), be reduced by [***] in such country.

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(d)Inflation Reduction Act. With respect to the calculation of royalties in the United States, if the Licensed Product becomes eligible for drug price negotiation under the Inflation Reduction Act, then, subject to Section 7.3.3(e) (Cumulative Royalty Reductions), the applicable Royalty Rates for the Net Sales of such Licensed Product in the United States shall be reduced by a percentage equal to [***].
(e)Cumulative Royalty Reductions. In no event will the royalties due to Black Diamond in any [***] with respect to any Licensed Product in the Field in the Territory be reduced by more [***] as a result of the reductions contemplated by Section 7.3.3(a) (Third Party Patents), Section 7.3.3(b) (No Patent Right Coverage), Section 7.3.3(c) (Generic Competition), and Section 7.3.3(d) (Inflation Reduction Act); provided that, (i) if, during the applicable Royalty Term both of the reductions set forth in Section 7.3.3(b) (No Patent Right Coverage) and Section 7.3.3(c)(i) (Generic Competition) apply, then such floor will be lowered to [***] of the amount that would otherwise be due to Black Diamond during such period, and (ii) if, during the applicable Royalty Term, the reduction set forth in Section 7.3.3(c)(ii) (Generic Competition) applies, then such floor will be lowered to [***] of the amount that would otherwise be due to Black Diamond during such period, and (iii) any reduction not fully taken as a result of the application of the foregoing royalty floor may be carried forward into any subsequent [***] and applied against future royalties otherwise owed to Black Diamond for the applicable Licensed Product, but subject in all cases to the royalty floor set forth in this Section 7.3.3(e) (Cumulative Royalty Reductions).
7.5.4.Fully Paid-Up, Royalty Free License. Following the expiration of the Royalty Term for the Licensed Product in a given country of the Territory, no further royalties shall be payable in respect of the Licensed Product in such country and, thereafter, the license granted to Servier under Section 2.1 (License to Servier) with respect to the Licensed Product in such country shall automatically become fully paid-up, perpetual, irrevocable and non-terminable.
7.6.Reports and Payments.
7.6.1.Royalty Reports. Within [***] after the end of each [***], beginning with the [***] in which the First Commercial Sale of a Licensed Product is made in a country following receipt of Regulatory Approval for such Licensed Product in such country, Servier shall deliver to Black Diamond a report that includes [***]. The total royalty due for the sale of Licensed Products during such [***] shall be remitted at the time such report is made. No such reports shall be due for the Licensed Product after the relevant Royalty Term has expired.
7.6.2.Taxes and Withholding.
(a)General. Subject to Section 7.4.2(b) (Withholding Taxes), the amounts payable pursuant to this Agreement (“Payments”) will not be reduced on account of any taxes unless required by Applicable Law. Except as expressly set forth in this Agreement, each Party will be responsible for all taxes imposed on such Party’s net income, or on net income allocated to such Party under Applicable Law, and to the extent one Party pays taxes imposed on net income of the other Party, the other Party will reimburse the paying Party for any such taxes paid.
(b)Withholding Taxes. Notwithstanding the foregoing Section 7.4.2(a) (General), Servier shall be entitled to deduct and withhold from any Payment the amount of any withholding tax required under Applicable Laws, in which case such amount shall be treated for purposes of this Agreement as having been paid to the Person in respect of whom such withholding was made.

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(c)VAT. It is understood and agreed between the Parties that any payments made under this Agreement are exclusive of any value added or similar tax (“VAT”), which will be added thereon as applicable.
(d)Tax Cooperation. To the extent Servier is required to deduct and withhold taxes on any payments to Black Diamond, Servier will pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to Black Diamond an official tax certificate or other evidence of such withholding sufficient to enable Black Diamond to claim such payments of taxes. Black Diamond will provide to Servier any tax forms that may be necessary in order for Servier not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding taxes, VAT, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or VAT. The Parties agree to cooperate and produce on a timely basis any tax forms or reports reasonably requested by the other Party in connection with any payment made by Servier to Black Diamond under this Agreement.
(e)Tax Action. Notwithstanding anything to the contrary in this Agreement, if Servier (or its assignee) redomiciles or assigns its rights or obligations under this Agreement, or fails to comply with applicable Laws or filing or record retention requirements, or there is a change in the party making payment (each, a “Tax Action”), and, as a result of such Tax Action, the amount of tax required to be withheld under this Section 7.4.2 (Taxes and Withholding) in respect of a payment to Black Diamond is greater than the amount of such tax that would have been required to have been withheld absent such Tax Action, then any such amount payable to Black Diamond will be adjusted to take into account such withholding taxes as may be necessary so that, after making all required withholdings or deductions (as adjusted for any refunds pursuant to Section 7.4.2 (Taxes and Withholding)), Black Diamond receives an amount equal to the sum it would have received had no such Tax Action occurred. For purposes of this Section 7.4.2 (Tax Action), a “redomiciliation” shall mean a reincorporation, acquisition transaction or other action resulting in a change in tax residence of Servier or its assignee. For the avoidance of doubt, if Black Diamond (or its assignee) redomiciles or assigns its rights or obligations under this Agreement, or fails to comply with Applicable Laws or filing or record retention requirements, or there is a change in the party receiving payments, then (a) Servier shall not be liable for a failure to comply with Section 7.4.2(d) (Tax Cooperation), to the extent that Black Diamond’s actions resulted in such inability to comply, and (b) Black Diamond shall reimburse Servier for any reasonable and documented increased costs actually incurred by Servier and its Affiliates under Section 7.4.2(d) (Tax Cooperation).
7.6.3.Currency. All amounts payable and calculations hereunder shall be in United States dollars. As applicable, Net Sales and any royalty deductions shall be translated into United States dollars in accordance with the Wall Street Journal applicable conversion procedures, consistently applied. If, due to restrictions or prohibitions imposed by national or international authority, payments cannot be made as provided in this Section 7 (Consideration), the Parties shall consult with a view to finding a prompt and acceptable solution, and the paying Party shall deal with such monies as the other Party may lawfully direct at no additional costs to the paying Party.
7.6.4.Method of Payment. Except as permitted pursuant to Section 7.4.3 (Currency), each payment hereunder shall be made by electronic transfer in immediately available funds via a bank wire transfer, an automated clearing house (ACH) mechanism or any

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other means of electronic funds transfer, at the paying Party’s election, to the bank account designated by the Party receiving payments under this Article 7 (Consideration) in writing to the paying Party at least [***] before the payment is due. Such account shall be in the name of the Party receiving payments in a bank located in the country in which such Party is incorporated. In addition, except as otherwise set forth herein, all payments due hereunder will be payable within [***] following receipt of an invoice requesting such payment.
7.6.5.Record Keeping. Servier shall keep, and shall cause its Affiliates and Sublicensees to keep, books and accounts of record in connection with the sale of Licensed Products, including records of gross invoiced sales, Net Sales, exchange rates and royalty payments (collectively, the “Financial Records”), in accordance with the Accounting Standards and in sufficient detail to permit accurate determination of all figures necessary for verification of royalties and Sales Milestone Payments to be made by Servier under this Article 7 (Consideration). Servier and its Affiliates and Sublicensees shall maintain such records for a period of at least [***] after the end of the [***] in which they are generated.
7.6.6.Audits. Upon [***] prior written notice from Black Diamond, Servier shall permit an independent certified public accounting firm of nationally recognized standing selected by Black Diamond and reasonably acceptable to Servier, to examine, [***], the relevant Financial Records of Servier and its Affiliates and Sublicensees as may be reasonably necessary to verify the amounts reported by Servier in accordance with Section 7.4.1 (Royalty Reports) and the royalties and Sales Milestone Payments made by Servier in accordance with this Article 7 (Consideration). Black Diamond shall be entitled to conduct an audit in accordance with this Section 7.4.6 (Audits) not more than [***] in any [***] and such audit shall be limited to the pertinent Financial Records from any [***] ending not more than [***] prior to the date of the request. The accounting firm shall be provided access to such Financial Records at Servier’s facility(ies) where such Financial Records are normally kept and such audit shall be conducted during Servier’s normal business hours. Upon completion of the audit, the accounting firm shall provide both Parties with a written report disclosing any discrepancies in the reports submitted by Servier or payments made by Servier, if any, and in each case, the specific details concerning any discrepancies. Any information provided by Servier to the accounting firm and the written report of the accounting firm shall be the Confidential Information of Servier.
7.6.7.Underpayments/Overpayments. If a report of an independent public accounting firm submitted to the Parties in accordance with Section 7.4.6 (Audits) shows any underpayment of royalties or Sales Milestone Payments due under this Article 7 (Consideration), then Servier shall remit to Black Diamond within [***] after receipt of such report by Servier, the amount of such underpayment. Additionally, if such independent public accounting firm’s written report shows an [***], then Servier shall reimburse Black Diamond for its documented and reasonable [***], which reimbursement will be made within [***] after receiving an invoice. If such independent public accounting firm’s written report shows any overpayment of royalties and Sales Milestone Payments due under this Article 7 (Consideration), Servier shall receive a credit equal to such overpayment against the royalties and Sales Milestone Payments due under this Article 7 (Consideration) otherwise payable to Black Diamond. If a Party disagrees with the report of the independent public accounting firm submitted to the Parties in accordance with Section 7.4.6 (Audits), Section 13.1.2 (Dispute Resolution) shall apply.
7.6.8.Interest. Any payment under this Agreement that is past due shall be subject to interest at an annual percentage rate of [***].

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8.CONFIDENTIALITY.
8.1.Confidential Information. Except to the extent expressly permitted by this Agreement and subject to the provisions of Section 8.2 (Authorized Disclosure), at all times during the Term and for [***] following the expiration or termination hereof, each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) in connection with this Agreement shall: (a) keep confidential and shall not publish or otherwise disclose any Confidential Information furnished to it by the Disclosing Party, except to those of the Receiving Party’s Representatives who have a need to know such information that are subject to a confidentiality agreement at least as restrictive as the terms set forth in this Article 8 (Confidentiality) (collectively, “Recipients”) to perform such Party’s obligations or exercise its rights hereunder, and (b) not use Confidential Information of the Disclosing Party directly or indirectly for any purpose other than performing its obligations or exercising its rights hereunder. The Receiving Party shall be liable for any breach by any of its Recipients of the restrictions set forth in this Agreement.
8.2.Authorized Disclosure. Notwithstanding the provisions of Section 8.1 (Confidential Information), the Receiving Party and its Recipients may disclose Confidential Information belonging to the Disclosing Party to the extent that such disclosure is reasonably necessary to:
8.2.1.prosecute or defend litigation as permitted under this Agreement;
8.2.2.comply with Applicable Law or the requirements of a national securities exchange or another similar Regulatory Authority;
8.2.3.be disclosed to any bona fide potential or actual licensee, acquirer, merger partner or investor to evaluate or carry out an actual or potential financing (including a royalty monetization) or Change of Control; provided that (a) prior to such disclosure, the Disclosing Party shall inform each recipient of the confidential nature of such Confidential Information, (b) any such disclosure shall be subject to confidentiality obligations that are no less stringent than the confidentiality provisions contained in this Agreement, and (c) each such recipient may only use such Confidential Information for the sole purpose of evaluating or carrying out the actual or potential financing or Change of Control;
8.2.4.make filings and submissions to, or correspond or communicate with, any Governmental Authority (including INDs and submissions to obtain Regulatory Approvals) in relation to the Licensed Patent Rights or Licensed Products;
8.2.5.file, prosecute and defend Patent Rights as permitted under this Agreement; or
8.2.6.for regulatory purposes to the extent such disclosure is required to obtain or maintain Regulatory Approvals.
In the event that the Receiving Party or its Recipients, as applicable, deem it reasonably necessary to disclose Confidential Information belonging to the Disclosing Party pursuant to this Section 8.2 (Authorized Disclosure), the Receiving Party shall, unless prohibited by Applicable Law, provide the Disclosing Party with reasonable advance notice of such disclosure and take reasonable measures, such as a protective order, to ensure confidential treatment of such information and narrowing the scope of such use or disclosure. For clarification, any such limited disclosure shall not cause any such information to cease to be Confidential Information.

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8.3.Notification. The Receiving Party shall notify the Disclosing Party [***] and cooperate with the Disclosing Party as the Disclosing Party may reasonably request, upon the Receiving Party’s discovery of any loss or compromise of the Disclosing Party’s Confidential Information.
8.4.Use of Name; Publicity.
8.4.1.Except as set forth in this Section 8.4 (Use of Name; Publicity), each Party shall keep the existence of, the terms of and the transactions covered by this Agreement confidential and shall not disclose such information to any Third Party through a press release or otherwise, or mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other Party or its Affiliates in any manner without the prior written consent of the other Party in each instance (which shall not be unreasonably withheld). The restrictions imposed by this Section 8.4 (Use of Name; Publicity) shall not prohibit either Party from making any disclosure that is required by Applicable Law, rule or regulation or the requirements of a national securities exchange or another similar regulatory body, including disclosing such information in any Clinical Trial database maintained by or on behalf of a Party, or that is expressly permitted under this Agreement subject to the provisions of Section 8.2 (Authorized Disclosure). Further, the restrictions imposed on each Party under this Section 8.4 (Use of Name; Publicity) are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to this Section 8.4 (Use of Name; Publicity).
8.4.2.It is understood that the Parties will issue a joint press release announcing the execution of this Agreement in the form set out in Schedule 8.4.2 (Press Release). Subject to Section 8.4.1 and Section 8.4.3, any subsequent press releases by Black Diamond relating to the Agreement or the activities hereunder requires the prior written consent by Servier, such consent not to be unreasonably withheld.
8.4.3.After a presentation, publication or the issuance of a press release or other public announcement permitted under this Section 8.4 (Use of Name; Publicity), either Party may make subsequent public disclosures reiterating such information without having to obtain the other Party’s prior consent and approval so long as the information in such press release or other public announcement remains true, correct, and the most current information with respect to the subject matters set forth therein, including after a publication has been made available to the public, each Party may post such publication or a link to it on its corporate website or social media platforms (or any website managed by such Party in connection with a Clinical Trial for the Licensed Product, as appropriate) without the prior written consent of the other Party, so long as the information in such publication remains true, correct, and the most current information with respect to the subject matters set forth therein.
8.5.Publications. Following the Effective Date, Servier shall have the sole right to publish peer reviewed manuscripts, or otherwise publicly disclose results of studies carried out in respect of the Licensed Compound or Licensed Product, without the consent of Black Diamond.
8.6.Remedies. The Parties acknowledge and agree that the restrictions set forth in Section 8 (Confidentiality) are reasonable and necessary to protect the legitimate interests of the Parties and that neither Party would have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of Article 8 (Confidentiality) may result in irreparable injury to the other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of Article 8 (Confidentiality) by a Party, [***].

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9.REPRESENTATIONS AND WARRANTIES.
9.1.Representations and Warranties of Each Party. Each Party represents and warrants to the other as of the Effective Date that: (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite action under the provisions of its charter, bylaws and other organizational documents, and does not require any action or approval by any of its shareholders or other holders of its voting securities or voting interests; (c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (d) this Agreement has been duly executed and is a legal, valid and binding obligation on each Party, enforceable against such Party in accordance with its terms; and (e) the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of or default under any binding arrangement or agreement with a Third Party existing as of the Effective Date, nor violates any Applicable Law as of the Effective Date.
9.2.Additional Representations and Warranties of Black Diamond. Black Diamond hereby represents and warrants the following to Servier as of the Effective Date:
9.2.1.Intellectual Property
(a)Black Diamond is the sole legal and beneficial owner of the entire right, title and interest in the Licensed Technology.
(b)The Licensed Technology is not subject to any encumbrance or lien or to any claim of ownership by any Third Party and there are no judgements or settlements in effect against Black Diamond relating to the Licensed Technology in the Territory.
(c)The Licensed Patent Rights listed in Schedule 1.81 constitute a true and complete list of all Patent Rights owned or otherwise Controlled by Black Diamond that are necessary or useful for the Development, Manufacture, or Commercialization of the Licensed Compound and the Licensed Product.
(d)To Black Diamond’s knowledge, the Development, Manufacture and Commercialization of the Licensed Product in the Territory does not infringe or misappropriate the Intellectual Property Rights of any Third Party and there is no claim or litigation brought or threatened by written notice to Black Diamond by any Person making such allegations.
(e)No Licensed Patent Rights are issued in the Territory, and all Licensed Patent Rights are currently pending.
(f)The Licensed Patent Rights have been properly filed and diligently prosecuted and maintained in accordance with Applicable Laws and all applicable fees have been paid on or before the due date for payment.
(g) (i) The Licensed Patent Rights properly identify each and every inventor of the claims of the Licensed Patent Rights, and (ii) Black Diamond has obtained from all inventors of Licensed Patent Rights valid and enforceable agreements assigning to Black Diamond each such inventor’s entire right, title and interest in and to all such Licensed Patent Rights or Licensed Know-How. Black Diamond and its Affiliates have made all payments owing to any inventor of any Licensed Technology owned by Black Diamond or such Affiliate that is required in connection with the

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creation or exploitation of or transfer of rights to such Licensed Technology under Applicable Law.
(h)There is no pending, or to Black Diamond’s knowledge, threatened, litigation that seeks to invalidate or challenge the ownership or validity of any of the Licensed Patent Rights set forth on Schedule 1.81 (Licensed Patent Rights), and no Third Party has challenged in writing, or, to the knowledge of Black Diamond, has threatened in writing to challenge, Black Diamond’s ownership of, right to use and license the Licensed Know-How.
(i)Where Licensed Know-How has been disclosed to a Third Party under terms of confidentiality, to Black Diamond’s knowledge, no breach of such confidentiality obligations has been committed by any such Third Party. Black Diamond has taken reasonable precautions to preserve the confidentiality of the Licensed Know-How.
(j)To Black Diamond’s knowledge, no Third Party is infringing or misappropriating any of the Licensed Patents Rights or the Licensed Know-How.
9.2.2.Third Party Agreements
(a)There are no in-license or other agreements with any Third Party pursuant to which Black Diamond Controls any of the Licensed Patent Rights.
(b)All Assigned Contracts are in full force and effect and have not, to Black Diamond’s knowledge, been breached. Black Diamond has no knowledge of any circumstances that may lead to a claim of breach under such agreements. Without limiting the foregoing, Black Diamond has not received any written notices from any counterparty under any Assigned Contract notifying Black Diamond of any intention of such counterparty to terminate the applicable Assigned Contract.
9.2.3.Regulatory and Compliance
(a)To Black Diamond’s knowledge, the Ongoing Phase 1 Clinical Trial can be resumed without regulatory requirements other than IND transfer to Servier in the United States.
(b)There are no material investigations, inquiries, actions, or other proceedings pending before or, to Black Diamond’s knowledge, threatened by any Regulatory Authority or other Governmental Authority with respect to any Licensed Product or Licensed Compound arising from any violation of Applicable Law by Black Diamond or a Third Party acting on behalf of Black Diamond in the Development or Manufacture of a Licensed Product or Licensed Compound, and Black Diamond has not received written notice threatening any such investigation, inquiry, action, or other proceeding.
(c)The Development and Manufacture of the Licensed Compound and Licensed Products prior to the Effective Date has been conducted in all material respects with all Applicable Laws, including cGMP, GLP and GCP.
(d)In the course of the Development of the Licensed Compound and Licensed Products, Black Diamond has not, to its knowledge, used any

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employee or consultant that is debarred by any Regulatory Authority or is the subject of debarment proceedings by any Regulatory Authority.
(e)Neither Black Diamond nor any of its Affiliates is engaged in any litigation, opposition or arbitration related to the Licensed Products and, to Black Diamond’s knowledge, there are no such litigation, opposition or arbitration proceedings pending or threatened by written notice to Black Diamond.
(f)The rights granted to Servier under this Agreement are not subject to any right, license or interest under the Licensed Patent Rights in favor of any government due to funding obtained with respect to Licensed Compounds or Clinical Trials carried out in government owned hospitals which would conflict with the rights granted to Servier under this Agreement.
(g) No information or documentation provided by Black Diamond to Servier as part of the due diligence process contain any untrue or misleading statement of a material fact.
9.3.Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.
9.4.No Inconsistent Agreements. Neither Party has in effect, and after the Effective Date neither Party shall enter into, any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement or limit the ability of either Party to grant the licenses set forth in Article 2 (Grants of Licenses) of this Agreement.
9.5.Mutual Covenants.
9.5.1.Compliance with Law. Each Party hereby covenants and agrees to comply and to procure that its Affiliates and its/their subcontractors comply, with all Applicable Law in performing its activities under this Agreement. Without limiting the generality of the foregoing:
9.5.2.Export Controls and International Sanctions. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries which may be imposed upon or related to Black Diamond or Servier from time to time. Each Party agrees that it shall not export, directly or indirectly, any technical information acquired from the other Party pursuant to this Agreement or any Licensed Compounds or Licensed Products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity. It also warrants that it will not, for the performance of the Agreement, interact with any Third Parties who are subject to Sanctions. Each Party undertakes to inform the other Party immediately of any change in the above declarations which could have an impact on their compliance with Export Control Laws and Sanctions.
9.5.3.Anti-Bribery. Each Party (a) will comply with all Applicable Laws concerning bribery, money laundering, or corrupt practices or which in any manner prohibit the giving of anything of value to any official, agent, or employee of any government, political party, or public international organization, candidate for public office, health care professional,

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or to any officer, director, employee, or representative of any other organization and the U.S. Foreign Corrupt Practices Act, and the U.K. Bribery Act and the French Sapin II Law on transparency, prevention of corruption and the modernization of economic life, in each case, in connection with the activities conducted pursuant to this Agreement, and will require, with respect to agreements entered into after the Effective Date, any contractors, subcontractors, distributors, or other Person that provide services to such Party in connection with this Agreement to comply with such Party’s obligations under this Section 9.5.3 (Anti-Bribery); and (b) will not, with respect to any activities conducted under this Agreement, (i) commit an act, (ii) make a statement, or (iii) fail to act or make a statement, in any case ((i), (ii), or (iii)), that (A) would be or create an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the exercise of the rights granted hereunder, or (B) could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies in any country in the Territory, with respect to the exercise of the rights granted hereunder.
9.5.4.Debarment. Each Party agrees that it shall not knowingly use, in any capacity, in connection with any of its obligations to be performed under this Agreement any individual who has been disqualified or debarred by the United States Food and Drug Administration, pursuant to 21 U.S.C. §§ 335(a) or (b), or been charged with or convicted under United States law for conduct relating to the development or approval, or otherwise relating to the regulation of Licensed Product under the Generic Drug Enforcement Act of 1992, or any other relevant law, rule, or regulation or been disbarred, disqualified, or convicted under or for any equivalent or similar applicable foreign law, rule, or regulation.
9.6.Disclaimer. NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ALL OTHER REPRESENTATIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE EXPRESSLY DISCLAIMED, INCLUDING ANY REPRESENTATION OR WARRANTY REGARDING THE VALIDITY OR SCOPE OF ITS PATENT RIGHTS, THAT THE MANUFACTURE, USE OR SALE OF THE LICENSED COMPOUNDS OR LICENSED PRODUCTS WILL NOT INFRINGE THE PATENT RIGHTS OF THIRD PARTIES, OR ANY REPRESENTATION OR WARRANTY AS TO THE VALUE, ADEQUACY, FREEDOM FROM FAULT OF, OR QUALITY, EFFICIENCY, CHARACTERISTICS OR USEFULNESS OF, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY LICENSED COMPOUND OR LICENSED PRODUCT.
10.INTELLECTUAL PROPERTY.
10.1.Background IP. Subject only to the rights expressly granted to the other Party under this Agreement, each Party shall retain all rights, title and interests in and to any Intellectual Property Rights that are owned by, licensed or sublicensed to such Party prior to the Effective Date or developed by a Party independently of this Agreement.
10.2.Inventorship. All determinations of inventorship under this Agreement will be made in accordance with U.S. patent law.
10.2.1.Inventions. Subject to Section 10.1 (Background IP), (a) each Party will own all rights, title, and interests in and to (i) any and all Know-How developed or invented solely by or on behalf of such Party or its Affiliates in connection with the performance of such Party’s activities under this Agreement and (ii) any and all Patent Rights claiming any such Know-How described in clause (a)(i) of this Section 10.2.1 (Inventions), and

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(b) Servier will own (i) any and all Know-How developed or invented jointly by or on behalf of the Parties or their Affiliates in connection with the performance of the Party’s activities under this Agreement and (ii) any and all Patent Rights claiming any such Know-How described in clause (b)(i) of this Section 10.2.1 (Inventions) (any Intellectual Property Rights owned by Servier pursuant to the foregoing (a) and (b), the “Servier Foreground IP”). [***].
10.3.Filing, Prosecution and Maintenance of Patent Rights.
10.3.1.[***] Right to File and Prosecute [***]. Following the Effective Date, [***] will have the first right to, and be responsible for, control of the filing, prosecuting (including in connection with any reexaminations, oppositions, and the like), and maintaining the [***]. [***] may use patent counsel of its own choice and will be responsible for all costs and expenses in connection with such filing, prosecution, and maintenance. [***] will provide [***] a reasonable opportunity to review and provide comment on any filing, maintenance or prosecution documentation with respect to [***] and will reasonably consider [***] comment on such filing, maintenance or prosecution documentation. If [***] determines to abandon, or not file a patent application included in, any of the [***], then at least [***] in advance of the relevant deadline: (a) [***] will notify [***] of its determination in writing; (b) [***] may, or may allow a Third Party to, file, prosecute, and maintain (in its sole discretion) such [***]; (c) upon [***] request, [***] will promptly provide all files related to filing, prosecuting, and maintaining such [***] to counsel designated by [***]; and (d) [***] will no longer be responsible for such costs and expenses relating to filing, prosecuting, and maintaining (as applicable) such [***].
10.3.2.[***] responsibility to File and Prosecute [***]. Following the Effective Date, [***] shall be solely responsible for, control of the filing, prosecuting (including in connection with any reexaminations, oppositions, and the like), and maintaining the [***]. [***] will be responsible for all costs and expenses in connection with such filing, prosecution, and maintenance. [***] will provide [***] a reasonable opportunity to review and provide comment on any filing, maintenance or prosecution documentation with respect to a [***], and will reasonably consider [***] comment on such filing, maintenance or prosecution documentation.
10.3.3.Servier Foreground IP. For the avoidance of doubt, [***].
10.3.4.Coordination and Cooperation. The non-prosecuting Party with respect to a particular Patent Right will cooperate with the prosecuting Party in connection with the filing, prosecution and maintenance of any [***], including by providing timely access to relevant persons, prior art, and executing all documentation reasonably requested by the prosecuting Party.
10.3.5.Patent Term Extensions. The Parties shall cooperate, if necessary and appropriate, with each other in gaining patent term extensions, including supplementary protection certificates and any other extensions that are now or become available in the future wherever applicable to [***]. [***] shall be solely responsible (without the requirement of obtaining [***] consent) for making the filings in respect of the [***]. [***] shall be responsible for making the filings in respect of the [***] and shall consider [***] interests and comments with respect thereto in good faith.
10.3.6.Defense of Patent Rights. As between the Parties, the Party controlling the preparation, filing, prosecution, and maintenance of the [***] as the case may be under this Section 10.3 (Filing, Prosecution and Maintenance of Patent Rights) will have the first right to defend against a declaratory judgment action, inter partes review, opposition proceeding, interference, or other action challenging any such patent, other than with respect to

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(a) any counter claims or defenses in any Infringement Action brought by the other Party pursuant to Section 10.4.2 (Infringement Actions), or (b) any action by a Third Party in response to an Infringement Action brought by the other Party, which, in both cases ((a) and (b)), will be controlled by such other Party.
10.3.7.Unified Patent Court. As regards European Patents pertaining to the Exclusive Licensed Patent Rights, the Parties herein agree to choose the European option and not the Unitary option [***] after the grant of the patent, and to exercise the option to Opt-out of the UPC (Unified Patent Court) in favor of national courts and [***] shall promptly provide [***] all documents necessary to implement this Section 10.3.7 (Unified Patent Court).
10.4.Patent Enforcement.
10.4.1.Third Party Infringement. During the Term, the Parties will promptly inform each other in writing if either Party becomes aware of any suspected, threatened, or actual infringement by any Third Party of any [***] (an “Infringement”), and in any case no later than [***] after becoming aware of such Infringement. In addition, each Party will promptly notify the other in the event such Party becomes aware of any action by a Third Party for a declaration that any of the [***] are infringed or are invalid, or unenforceable. In all cases, each Party will provide any available evidence of such Infringement or other conduct with such notification.
10.4.2.Infringement Actions.
(a)Exclusive Licensed Patent Rights.
(i)During the Term, [***] will have the first right (but not the obligation), to initiate and control an infringement, misappropriation, or other appropriate suit (an “Infringement Action”) with respect to any [***], at [***] sole discretion and at [***] sole cost and expense and using counsel of its own choice. Prior to commencing involvement in any such Infringement Action, [***] will consult with [***] and will consider [***] recommendations regarding the proposed Infringement Action.
(ii)If [***] desires to initiate such Infringement Action but may not do so due to Applicable Law or regulation (even as the assignee or exclusive licensee of such infringed Patent Right), then [***] may request that [***] be named as a party in such action or itself initiate such Infringement Action, at [***] cost and expense. [***] will take the lead in the control and conduct of any such Infringement Action under this Section 10.4.2(a) (Exclusive Licensed Patent Rights) and will keep [***] reasonably informed of any such Infringement Action, and [***] will reasonably assist [***] in any such Infringement Action under this Section 10.4.2(a) (Exclusive Licensed Patent Rights) at [***] expense.
(iii)If [***] fails to initiate an Infringement Action upon the earlier of: (A) expiration of the [***] period following first receipt by either Party of notice from the other Party of such Infringement under Section 10.4.1 (Third Party Infringement); or (B) [***] prior to the deadline for initiating such Infringement Action, then [***] will have the right (but not the obligation) to initiate and control an Infringement Action by counsel of its choice, at its own discretion and [***] sole cost and expense. [***] will have the right, at its own expense, to be represented in any such Infringement Action by counsel of its own choice. [***] will consult with [***] and will consider [***] recommendations regarding the proposed Infringement Action.
(iv)In no event may the Party controlling an Infringement Action under this Section 10.4.2(a) (Exclusive Licensed Patent Rights) settle any such

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Infringement Action in a manner that would limit the rights of the other Party or impose any obligation (monetary or otherwise) on the other Party, in each case, without the other Party’s prior written consent, which consent will not be unreasonably withheld, delayed, or conditioned.
(v)Recoveries. Any amount recovered in any Infringement Action under this Section 10.4.2(a) (Exclusive Licensed Patent Rights), including any amount recovered in any settlement of such Infringement Action, will first be used to reimburse each Party’s costs and expenses with respect to such Infringement Action (which reimbursement will be on a pro rata basis to the extent such costs and expenses exceed such recovered amount). Any remaining recoveries will be shared as follows: (i) if Servier is the enforcing Party, [***]; and (ii) if Black Diamond is the enforcing Party, [***].
(b)Licensed Combination Product Patent Rights. During the Term, [***] shall be solely responsible for initiating and controlling an Infringement Action with respect to [***]. Prior to commencing involvement in any such Infringement Action, [***] will consult with [***] and will consider [***] recommendations regarding the proposed Infringement Action.
10.5.Infringement of Third Party Rights.
10.5.1.Notice. If any Licensed Product becomes the subject of a Third Party’s claim or assertion of infringement of a Patent Right within the Territory, the Party first having notice of the claim or assertion will promptly notify the other Party.
10.5.2.Defense. Except as otherwise provided in Article 12 (Liability, Indemnification and Insurance), [***] shall be solely responsible for defending any such Third Party claim or assertion of infringement of a Third Party Patent Right with respect to [***], or pursue any invalidation proceedings against a Third Party Patent Right [***], at [***] expense. [***] will reasonably cooperate with [***], including if required to conduct such defense or invalidation proceedings, furnishing a power of attorney.
10.6.Settlement; Licenses. Except as otherwise provided in Article 12 (Liability, Indemnification and Insurance), neither Party will enter into any settlement of any claim described in Section 10.4 (Patent Enforcement) or Section 10.5 (Infringement of Third Party Rights) that affects the other Party’s rights or interests without such other Party’s written consent, such consent not to be unreasonably withheld, delayed, or conditioned. Each Party will have the right to decline to defend or to tender the defense of any claim described in this Section 10.5 (Infringement of Third Party Rights) upon reasonable written notice to the other Party, including if the other Party fails to agree to a settlement that the declining Party proposes.
11.TERM AND TERMINATION.
11.1.Term. This Agreement will be effective as of the Effective Date, and will continue, unless terminated earlier in accordance with this Article 11 (Term and Termination), until expiration of the last Royalty Term for the Licensed Product in the Territory on a country-by-country basis (the “Term”).
11.2.Termination for Convenience. [***] may terminate this Agreement in its entirety, or on a region-by-region basis with respect to [***], in each case, without cause upon providing [***] prior written notice to Black Diamond with such termination being effective upon the end of such [***] notice period.
11.3.Termination for Cause.

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11.3.1.Termination for Material Breach.
(a)If either Party believes in good faith that the other is in material breach of this Agreement, then the non-breaching Party (the “Non-Defaulting Party”) may deliver written notice of such breach to the other Party (the “Defaulting Party”). For any such alleged material breach, the allegedly breaching Party will, subject to Section 11.3.1(b) (Termination for Material Breach), have [***] (or, in the case of a payment breach, [***]) from the receipt of the initial notice to cure such breach. If the Party receiving notice of material breach fails to cure the breach within such [***] or [***] period, then the Non-Defaulting Party may terminate this Agreement in its entirety, or with respect to the country to which the breach relates as applicable, effective on written notice of termination to the Defaulting Party.
(b)In case the Defaulting Party disputes the existence or materiality of a material breach alleged by the Non-Defaulting Party within [***] under Section 11.3.1(a) (Termination for Material Breach), then the issue of whether the Non-Defaulting Party may properly terminate this Agreement on expiration of the applicable cure period will be resolved in accordance with Section 13.1 (Governing Law, Jurisdiction; Dispute Resolution) and the cure periods set forth in Section 11.3.1(a) (Termination for Material Breach) will be tolled for the duration of the dispute resolution proceedings until a final disposition is made. If, as a result of such dispute resolution proceeding, it is determined that the Defaulting Party committed a material breach, the Defaulting Party will have after the final disposition the remainder of the cure period plus [***] to cure the material breach. If the Parties dispute whether such material breach was so cured, such dispute will also be determined in accordance with Section 13.1 (Governing Law, Jurisdiction; Dispute Resolution). This Agreement will remain in full force and effect while any such dispute resolution proceeding is pending, such proceeding will not suspend any obligations of either Party hereunder and each Party will use reasonable efforts to mitigate any damage. If, as a result of such dispute resolution proceeding, it is determined that (i) the Defaulting Party did not commit such breach, (ii) such breach was not material or (iii) such breach was cured in accordance with this Section 11.3.1 (Termination for Material Breach), then no termination will be effective, and this Agreement will continue in full force and effect.
11.3.2.Termination for Bankruptcy. To the extent permissible under Applicable Laws, each Party will have the right to terminate this Agreement upon delivery of written notice to the other Party in the event that (a) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (b) such other Party is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within [***] of its filing, or (c) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors (each of (a) through (c), an “Insolvency Event”).
11.4.Termination for Safety Reasons. [***] shall be permitted to terminate the Agreement upon [***] prior notice for Safety Reasons.
11.5.Effects of Termination.
11.5.1.Termination of Licenses. Subject to Section 11.7 (Survival) and Section 7.3.4 (Fully paid-up, Royalty Free License), except as expressly set forth in this Agreement, this Agreement and all rights and licenses granted from one Party to the other under this Agreement will immediately terminate, provided however that all rights and licenses

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granted from Black Diamond to Servier will continue following termination solely [***], except that, in case of [***] material breach of [***] pursuant to Section 11.3.1 (Termination for Material Breach), [***] may, at its option, purchase from [***] all remaining inventory.
11.5.2.Reversion Rights. Following a termination of this Agreement for any reason other than [***] request within [***] from the applicable notice of termination, the following shall occur:
(a)Assignment of Regulatory Materials. With respect to the Licensed Compounds and Licensed Products in each Terminated Country, [***] to, assign to [***] all of its rights, title, and interests in and to all Development Data, Regulatory Materials and Regulatory Approvals related to such Licensed Compounds and Licensed Products owned or Controlled by [***] or any of its Affiliates or its Sublicensees (except in case of a Direct License) as of the effective date of termination, and (b) take those steps reasonably necessary to transfer ownership of all such assigned Regulatory Materials and Regulatory Approvals to [***], including submitting to each applicable Regulatory Authority a letter or other necessary documentation notifying such Regulatory Authority of the transfer of such ownership of such Regulatory Materials and Regulatory Approvals. [***] will be responsible for the costs of such assignment, except in the case of a termination due to Servier’s material breach under Section 11.3 (Termination for Cause), in which case [***] shall bear such costs.
(b)
(c)Ongoing Clinical Trials.
(i)Transfer to [***]. If, as of the effective date of termination of this Agreement with respect to the Licensed Products in each Terminated Country, [***] or its Affiliates or its Sublicensees (except in case of a Direct License) are conducting any Clinical Trials involving any Licensed Products, then, unless prohibited by any Regulatory Authority or Applicable Law, [***] written request on a Clinical Trial-by-Clinical Trial basis, [***] will transfer control of all such requested Clinical Trials to [***] or its designees. If [***] so elects, then [***] will continue to conduct such Clinical Trials to minimize interruption of any such Clinical Trials (including the assignment of all related investigator and other agreements relating to such Clinical Trials). [***] will reimburse [***] for the actual and documented out-of-pocket expenses incurred by Servier with respect to any transfer of Clinical Trials in compliance with this Section 11.5.2(b)(i) (Transfer to [***]), unless the Agreement has been terminated by [***] material breach under Section 11.3 (Termination for Cause), in which case [***] shall bear such costs.
(ii)[***] Wind-Down. If [***] does not elect to assume control of any such Clinical Trials, then [***] will, in accordance with accepted pharmaceutical industry norms and ethical practices, wind-down any on-going Clinical Trials of Licensed Products for which it has responsibility in such Terminated Country in an orderly manner.
(iii)Reversion License. Servier will grant to Black Diamond an exclusive, sublicensable (through multiple tiers), royalty-bearing license under the Servier Foreground IP in the Terminated Country(ies) solely to Develop, Manufacture, Commercialize or otherwise exploit the Licensed Compound and Licensed Products in the form such Licensed Compound and Licensed Products exist as of the effective date of termination. The Parties [***] for up to [***] and agree [***] as it exists as of the date of termination of this Agreement. If the Parties cannot agree upon such financial terms within such [***] period, then either Party may submit such dispute for resolution pursuant to 13.1.2 (Dispute Resolution).

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(d)Further Assistance. With respect to the Licensed Compounds and Licensed Products in each Terminated Country, Servier will, and will cause its Affiliates and Sublicensees (except in case of a Direct License) to provide any other assistance or take any other actions, in each case reasonably requested by Black Diamond, as necessary to transfer to Black Diamond the exploitation of such Licensed Compounds and Licensed Products, and will execute all documents as may be reasonably requested by Black Diamond in order to give effect to this Section 11.5.2 (Reversion Rights), provided that [***].
(e)Following a termination by [***] for a material breach of [***] pursuant to Section 11.3.1 (Termination for Material Breach), upon the request of [***], the Parties will discuss in good faith a reversion of rights to [***], provided that [***] shall not be obliged to enter into an agreement with [***] for such reversion.
11.5.3.Modification in Lieu of Termination. If, at any time during the Term, [***] material breach, then [***], by written notice to [***], elect to continue this Agreement as modified by this Section 11.5.3 (Modification in Lieu of Termination), as its sole and exclusive economic remedy in lieu of such termination or any other economic remedy available [***], in which case, effective as of the date [***] delivers such notice of such election to [***]:
11.5.4.with respect to royalties payable by Servier to Black Diamond pursuant to Section 7.3.1 (Royalty Payments) with respect to any Net Sales thereafter, the Royalty Rate set forth in Section 7.3.1 (Royalty Payments) shall be reduced by [***] of the rate set forth therein (and, for clarity, [***] will apply to the foregoing reduced royalty rate, and the royalty floor set forth in Section 7.3.3(e) (Cumulative Royalty Reductions) will be calculated based on such reduced royalty rate as a baseline);
11.5.5.the amount of any milestone payments payable by Servier to Black Diamond pursuant to Section 7.2 (Milestones) for any milestone event achieved thereafter shall be reduced by [***] of the applicable amount set forth therein;
11.5.6.Servier’s diligence obligations under this Agreement shall terminate; and
11.5.7.all other provisions of this Agreement shall remain in full force and effect without change.
11.5.8.Return of Confidential Information. Upon the expiration or termination of this Agreement for any reason with respect to a Licensed Compound or Licensed Product in the Terminated Country(ies), the Receiving Party will return (or, as directed by the Disclosing Party, destroy) all Confidential Information of the Disclosing Party related to such Licensed Compound or Licensed Product, as applicable, to the Disclosing Party that is in the Receiving Party’s possession or control (other than any Confidential Information required to continue to exercise a Party’s rights that survive termination of this Agreement) and immediately cease, and cause its Recipients to cease, use of such Confidential Information, provided, however, copies may be retained and stored solely for the purpose of determining its obligations under this Agreement, subject to the non-disclosure and non-use obligation under Article 8 (Confidentiality). Any agreement relating to archiving of Confidential Information that is returned to the Disclosing Party shall be transferred to the Disclosing Party, which shall solely be responsible for the payment of any related costs. The Receiving Party will have the right to destroy, at the Disclosing Party’s cost, any Confidential Information that the Disclosing Party has not requested to be returned. In addition, the Receiving Party will not be required to

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return or destroy Confidential Information contained in any computer system back-up records made in the ordinary course of business; provided that such Confidential Information may not be accessed without the Disclosing Party’s prior written consent or as required by Applicable Law.
11.5.9.Rights Accruing Prior to Expiration or Termination. Except as expressly set forth hereunder, any expiration or termination of this Agreement will be without prejudice to the rights or obligations of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including any payment obligation that accrued prior to the effective date of such expiration or termination.
11.5.10.Sublicences. Notwithstanding anything to the contrary herein, in case of termination of this Agreement for any reason, at [***].
11.6.Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Black Diamond and Servier are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code. The Parties agree that each Party shall retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the United States Bankruptcy Code, the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to such other Party and all embodiments of such intellectual property, which, if not already in such other Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon such other Party’s written request therefor, unless the bankrupt Party elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a), following the rejection of this Agreement by the bankrupt Party upon written request therefor by the other Party.
11.7.Survival. The following provisions, as well as any other provisions that by their nature are intended to survive termination or expiration, will survive termination or expiration of this Agreement: Article 1 (Definitions); Section 7.2 (Milestones) through Section 7.4.8 (Interest) (solely with respect to any payment obligations that have accrued prior to the effective date of termination or expiration); Section 7.3.4 (Fully Paid-Up, Royalty Free License); Article 8 (Confidentiality) (for the duration set forth therein); Section 10.2 (Inventorship); Section 11.5 (Effects of Termination); Section 11.6 (Rights in Bankruptcy); this Section 11.7 (Survival); Section 12.1 (Indemnification by Black Diamond) through Section 12.3 (Procedure); Section 12.4 (Insurance) (for the duration set forth therein); Section 12.5 (Liability Limitations); and Article 13 (Miscellaneous).
12.LIABILITY, INDEMNIFICATION AND INSURANCE.
12.1.Indemnification by Black Diamond. Black Diamond shall indemnify, defend and hold harmless Servier, its Affiliates, and each of its and their respective employees, officers, directors, and agents (each, a “Servier Indemnified Party”) from and against any and all losses, damages, liabilities, settlements, penalties, fines and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Liability”) that a Servier Indemnified Party is required to pay to one (1) or more Third Parties to the extent resulting from or arising out of:
(a)any breach by Black Diamond of any of its representations, warranties or covenants set forth in Article 9 (Representations and Warranties);

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(b)the gross negligence or willful misconduct by or of Black Diamond, its Affiliates and their respective officers, directors, agents and sublicensee;
(c)Black Diamond’s or its Affiliates activities under the Transition Plan, except with respect to any activity undertaken at the express direction of (and in compliance with the instructions of) Servier;
(d)Black Diamond’s, its Affiliates’ or licensees or subcontractors Development of the Licensed Compound or Licensed Product prior to the Effective Date;
(e)an Assigned Contract to the extent resulting during the period prior to the assignment of such contract under the Transition Plan; or
(f)any claims arising from or related to the Commercialization of the Licensed Compound and Licensed Products by Black Diamond in a Terminated Country, to the extent arising from activities conducted following the effective date of termination.
except in each case, to the extent caused by the gross negligence or willful misconduct of Servier or any Servier Indemnified Party, by breach of this Agreement by Servier, or resulting from an action for which Servier has an indemnification obligation pursuant to Section 12.2 (Indemnification by Servier).
12.2.Indemnification by Servier. Servier shall indemnify, defend and hold harmless Black Diamond, its Affiliates, and each of its and their respective employees, officers, directors, and agents (each, a “Black Diamond Indemnified Party”) from and against any and all Liabilities that a Black Diamond Indemnified Party is required to pay to one (1) or more Third Parties to the extent resulting from or arising out of:
(a)any breach by Servier of any of its representations, warranties or covenants set forth in Article 9 (Representations and Warranties);
(b)the gross negligence or willful misconduct by or of Servier, its Affiliates and their respective officers, directors, agents and Sublicensees; or
(c)any claims arising from or related to the Development, Manufacture, Commercialization or other exploitation of the Licensed Compound or Licensed Products by or on behalf of Servier, its Affiliates or Sublicensees;
except in each case, to the extent caused by the gross negligence or willful misconduct of Black Diamond or any Black Diamond Indemnified Party, or by breach of this Agreement by Black Diamond or any Black Diamond Indemnified Party or resulting from an action for which Black Diamond has an indemnification obligation pursuant to Section 12.1 (Indemnification by Black Diamond).
12.3.Procedure. Each Party will notify the other Party in writing if it becomes aware of a claim for which indemnification may be sought hereunder or under the Ancillary Agreements. In case any proceeding (including any governmental investigation) will be instituted involving any Party in respect of which indemnity may be sought pursuant to this Article 12 (Liability, Indemnification and Insurance), such Party (the “Indemnified Party”) will give prompt written notice of the indemnity claim to the other Party (the “Indemnifying Party”)

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and provide the Indemnifying Party with a copy of any complaint, summons or other written or verbal notice that the Indemnified Party receives in connection with any such claim. An Indemnified Party’s failure to deliver notice will relieve the Indemnifying Party of liability to the Indemnified Party under this Article 12 (Liability, Indemnification and Insurance) only to the extent such delay is prejudicial to the Indemnifying Party’s ability to defend such claim. Provided that the Indemnifying Party is not contesting the indemnity obligation, the Indemnified Party will permit the Indemnifying Party to control any litigation relating to such claim and the disposition of such claim by negotiated settlement or otherwise and any failure to contest prior to assuming control will be deemed to be an admission of the obligation to indemnify. The Indemnifying Party will act reasonably and in good faith with respect to all matters relating to such claim and will not settle or otherwise resolve such claim without the Indemnified Party’s prior written consent which will not be withheld, delayed or conditioned unreasonably; provided, that such consent will not be required with respect to any settlement involving only the payment of monetary awards for which the Indemnifying Party will be fully responsible. The Indemnified Party will cooperate with the Indemnifying Party in the Indemnifying Party’s defense of any claim for which indemnity is sought under this Agreement, at the Indemnifying Party’s cost and expense. [***].
12.4.Insurance.
12.4.1.Servier shall, at its own expense, obtain and maintain insurance with a reputable insurance carrier with respect to the Development, Manufacture and Commercialization of Licensed Compound and Licensed Products in the Field in the Territory under this Agreement in such type and amount and subject to such deductibles and other limitations as biopharmaceutical companies in the Territory customarily maintain with respect to the Development, Manufacture and Commercialization of similar compounds and products, but in any event no less than [***]. Such insurance policy shall provide product liability coverage and broad form contractual liability coverage for Servier’s indemnification obligations under this Agreement. Servier shall maintain such insurance policy for a period starting on the Effective Date and ending [***] following the date of termination or expiration of this Agreement. Servier shall provide a copy of such insurance policy to Black Diamond upon reasonable request by Black Diamond. Servier shall provide Black Diamond with written notice at least [***] prior to any cancellation, non-renewal or material change in such insurance.
12.4.2.Black Diamond shall, at its own expense, obtain and maintain insurance with a reputable insurance carrier with respect to the activities under the Transition Plan during the Transition Period and with respect to activities conducted prior to the Effective Date in such type and amount and subject to such deductibles and other limitations as biopharmaceutical companies in the Territory customarily maintain with respect to similar compounds and products, but in any event no less than [***]. Such insurance policy shall provide product liability coverage and broad form contractual liability coverage for Black Diamond’s indemnification obligations under this Agreement. Black Diamond shall maintain such insurance policy or an extended reporting period for such insurance coverage (i.e., a “tail”) for a period starting on the Effective Date and ending [***] after completion of the Transition Plan. Black Diamond shall provide Servier with an insurance certificate upon reasonable request by Servier. Black Diamond shall provide Servier with written notice at least [***] prior to any cancellation, non-renewal or material change in such insurance.
12.4.3.Servier’s obligations under this Section 12.4 (Insurance) shall survive expiration or termination of this Agreement and last until [***]s after the last sale of any Licensed Product in the Field in the Territory by Servier.
12.5.Liability Limitations.

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12.5.1.No Consequential Damages. EXCEPT WITH RESPECT TO ANY BREACH OF SECTION 2.4 (EXCLUSIVITY), ARTICLE 8 (CONFIDENTIALITY) OR ANY BREACH OF REPRESENTATIONS AND WARRANTIES UNDER ARTICLE 9 (REPRESENTATIONS AND WARRANTIES), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT THE DAMAGES RESULT FROM A PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR ARE PAYABLE IN CONNECTION WITH A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS ARTICLE 12 (LIABILITY, INDEMNIFICATION AND INSURANCE) FOR LIABILITY OWED TO THIRD PARTIES.
13.MISCELLANEOUS.
13.1.Governing Law, Arbitration; Dispute Resolution.
13.1.1.Governing Law. This Agreement, and all claims arising under or in connection therewith, will be governed by and interpreted in accordance with the substantive laws of the State of Delaware, United States, without regard to conflict of law principles thereof.
13.1.2.Dispute Resolution.
(a)In the event of a dispute arising out of or relating to this Agreement, either Party shall provide written notice of the dispute to the other, in which event the dispute shall first be referred [***] for attempted resolution. If the [***] do not resolve such dispute within [***] after such dispute was first referred to them, then such dispute shall be referred the [***] or their successors or designees, for attempted resolution by good faith negotiations within [***] after such notice is received.
(b)In the event the designated [***] do not resolve such dispute within the allotted [***], then except with respect to any matter that requires the mutual agreement of the Parties or for which [***] has final decision-making authority under Section 5.3 (Decision-Making), the Parties shall first refer the dispute to proceedings under the ICC Mediation Rules. Such mediation shall take place in [***] and shall be attended on behalf of each Party for at least one (1) session by a senior business person with authority to resolve the dispute.
(c)Any dispute not resolved under the procedures in Section 13.1.2 (Dispute Resolution) within [***] following the filing of a request for mediation or within such other period as the parties may agree in writing, shall be submitted to arbitration for final resolution by arbitration request (the “Arbitration Request”) under the Rules of Arbitration of the International Chamber of Commerce (the “Rules”) by [***] arbitrators appointed in accordance with the said Rules (each such arbitration, an “Arbitration”). Each Arbitration will be conducted in English and all foreign language documents shall be submitted in the original language and, if so requested by any arbitrator or Party, shall also be accompanied by a translation into English. The place of arbitration shall be [***]. The arbitrators in any Arbitration shall enforce and not modify the terms of this Agreement. The award of the arbitrators [***]. All [***] of any Arbitration, including reasonable attorneys’ fees and expenses and the administrative and arbitrator fees and expenses shall be borne by [***] as determined by the arbitrators. There shall be [***]. The parties agree that the “relevant to the case and material to its outcome” standard for document requests as set forth in Article 3 of the IBA Rules on the

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Taking of Evidence in International Arbitration (2020) shall guide the arbitral tribunal in deciding any issues related to document requests.
(d)Notwithstanding the preceding, the Parties acknowledge that the failure of the Parties to reach consensus as to any matter, which failure does not involve a breach by a Party of its obligations hereunder, shall not be deemed a dispute which may be referred for resolution by the Parties under this Section 13.1 (Governing Law, Arbitration; Dispute Resolution).
13.2.Force Majeure. No liability shall result from, and no right to terminate shall arise, in whole or in part, based upon any delay in performance or non-performance, in whole or in part, by either of the Parties to this Agreement to the extent that such delay or non-performance is caused by an event of Force Majeure. “Force Majeure” means an event that is beyond a non-performing Party’s reasonable control and which the Party could not reasonably anticipate, including an act of God, act of the other Party, strike, lock-out or other industrial/labor dispute not involving the non-performing Party’s own employees, war, riot, civil commotion, terrorist act, malicious damage, epidemic, quarantine, fire, flood, storm, natural disaster or compliance with any law or governmental order, rule, regulation or direction, whether or not it is later held to be invalid or inapplicable. The Force Majeure Party shall within [***] of the occurrence of the Force Majeure event, give written notice to the other Party stating the nature of the Force Majeure event, its anticipated duration and any action being taken to avoid or minimize its effect. Any suspension of performance shall be of no greater scope and of no longer duration than is reasonably required and the Force Majeure Party shall use reasonable effort to remedy its inability to perform; provided, however, if the suspension of performance continues or is anticipated to continue for [***] after the date of the occurrence, the unaffected Party shall have the right but not the obligation to perform on behalf of the Force Majeure Party for a period of such Force Majeure and such additional period as may be reasonably required to assure a smooth and uninterrupted transition of such activities. Notwithstanding the foregoing, [***].
13.3.Additional Approvals. Servier and Black Diamond shall cooperate and use respectively all commercially reasonable efforts to make all other registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby. Neither Party shall be required, however, to divest or out-license products or assets or materially change its business if doing so is a condition of obtaining any governmental approvals of the transactions contemplated by this Agreement.
13.4.Waiver and Non-Exclusion of Remedies. A Party’s failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy shall not constitute a waiver of that provision, right or remedy or prevent such Party from enforcing any or all provisions of this Agreement and exercising any rights or remedies. To be effective any waiver must be in writing. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by law or otherwise available except as expressly set forth herein.
13.5.Notices.
13.5.1.Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if (a) delivered by hand, (b) sent by facsimile transmission (with transmission confirmed), (c) by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 13.5.2 (Address for

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Notice) or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 13.5.1 (Notice Requirements), or (d) provided by electronic mail, which electronic mail will be followed by one of the methods specified in the foregoing (a) – (c). Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed), on the second business day (at the place of delivery) after deposit with an internationally recognized overnight delivery service, or upon receipt of electronic mail. This Section is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.
13.5.2.Address for Notice.
If to Black Diamond:
Black Diamond Therapeutics, Inc.
Attn: Chief Executive Officer
One Main Street,
14th Floor, Cambridge, MA 02142
Email: [***]

With a copy to:

Black Diamond Therapeutics, Inc.
Attn: General Counsel
One Main Street, 14th Floor, Cambridge, MA 02142
Email: [***]

Ropes & Gray LLP
    Attn: [***]
    800 Boylston Street
    Boston, MA 02199
    Email: [***]

If to Servier:
Servier Pharmaceuticals LLC
Attn: Chief Executive Officer
200 Pier Four Boulevard
Boston, MA 02210 USA
Email: [***]

With a copy to:
Servier Monde
Attn: General Counsel/Directeur Juridique
50 rue Carnot

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92284 Suresnes Cedex
Email: [***]

13.6.Entire Agreement. This Agreement, along with the Quality Agreement and any other agreement contemplated hereunder, constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement. This Agreement supersedes all prior agreements, including that certain [***], whether written or oral, with respect to the subject matter hereof. Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Agreement. Nothing in this Agreement is intended to limit or exclude any liability for fraud. All Schedules referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement. In the event of any inconsistency between any such Schedules and this Agreement, the terms of this Agreement shall govern.
13.7.Precedence. In the event of any inconsistencies between the provisions of this Agreement and those of any Ancillary Agreements, the provisions of this Agreement shall prevail.
13.8.Amendment. Any amendment or modification of this Agreement must be in writing and signed by authorized representatives of both Parties.
13.9.Assignment. Neither Party may assign its rights or delegate its obligations under this Agreement, in whole or in part without the prior written consent of the other Party, except that (a) each Party shall have the right, without such consent, to assign this Agreement and the Ancillary Agreements to (i) any of its Affiliates, or (ii) a successor to all or substantially all of the business to which this Agreement pertains, and (b) Black Diamond shall have the right, without such consent, to assign its right to receive payments (excluding, for the avoidance of doubt, any other rights, such as the right to receive payment reports) under this Agreement (which assignment may not, for the avoidance of doubt, authorize the assignee to enforce this contract against Servier without Servier’s prior written consent) to one or more Third Parties. Any permitted successor or assignee of rights or obligations hereunder or under the Ancillary Agreements shall, in a writing to the other Party, expressly assume performance of such rights or obligations. Each Party shall remain responsible for any failure to perform on the part of any such Affiliates. Any attempted assignment or delegation in violation of this Section shall be void. For the avoidance of doubt, neither Party will have the right to assign this Agreement, or any rights under this Agreement, to an entity that is listed on the European Union list of non-cooperative jurisdictions for tax purposes adopted by the European Council (as amended and updated from time to time), or an entity that is subject to Sanctions.
13.10.No Benefit to Others. Subject to Section 13.9 (Assignment), the provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights in any other persons except as otherwise expressly provided in this Agreement.
13.11.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Agreement delivered by facsimile transmission shall be as effective as an original executed signature page. The Parties agree that execution of this Agreement by electronic signatures or by exchanging executed signature pages in .pdf format shall have the same legal force and effect as the exchange of original signatures.

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13.12.Severability. To the fullest extent permitted by Applicable Law, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision will be given no effect by the Parties and shall not form part of this Agreement. To the fullest extent permitted by Applicable Law and if the rights or obligations of any Party will not be materially and adversely affected, all other provisions of this Agreement shall remain in full force and effect and the Parties will use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Law and achieves, as nearly as possible, the original intention of the Parties.
13.13.Further Assurance. Each Party shall perform all further acts and things and execute and deliver such further documents as may be reasonably necessary or as the other Party may reasonably require to implement or give effect to this Agreement.
13.14.Relationship of the Parties. The status of a Party under this Agreement shall be that of an independent contractor. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, or agency relationship between the Parties or, except as otherwise expressly provided in this Agreement, as granting either Party the authority to bind or contract any obligation in the name of or on the account of the other Party or to make any statements, representations, warranties, or commitments on behalf of the other Party. All Persons employed by a Party or any of its Affiliates shall be employees of such Party or its Affiliates and not of the other Party or such other Party’s Affiliates and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party or its Affiliates, as applicable.
13.15.Construction. Except where the context requires otherwise, whenever used the singular includes the plural, the plural includes the singular, the use of any gender is applicable to all genders and the word “or” has the inclusive meaning represented by the phrase “and/or”. Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The headings of this Agreement and any descriptions of Schedules or descriptions of cross references are for convenience of reference only and do not define, describe, extend or limit the scope or intent of this Agreement or the scope or intent of any provision contained in this Agreement. The terms “including,” “include(s),” “such as,” and “for example” as used in this Agreement mean including the generality of any description preceding such term and shall be deemed to be followed by “without limitation.”

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IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the Effective Date.

SERVIER PHARMACEUTICALS LLC	BLACK DIAMOND THERAPEUTICS, INC.

By_/s/ David Lee___________________	By_/s/ Mark A. Velleca________________
Name: David Lee	Name: Mark. A. Velleca
Title: Chief Executive Officer	Title: President and Chief Executive Officer

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Schedule 1.14
Back-Up Compounds
[***]

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Schedule 1.74
Inventory
[***]

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Schedule 1.79
[***]

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Schedule 1.81
Licensed Patent Rights
[***]
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Schedule 1.135
Third Party Manufacturers

[***]

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Schedule 4.1
Transition Plan
[***]

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Schedule 8.4.2
Press release
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Press Release

Servier and Black Diamond Therapeutics Announce
Global Licensing Agreement for BDTX-4933,
A Targeted Oncology Therapy

▪The partnership underscores Servier’s commitment to developing targeted therapies that address unmet medical needs in oncology
▪Servier will develop and commercialize BDTX-4933, a Phase 1 asset with best-in-class potential targeting both RAS mutations and RAF alterations, in solid tumors, including non-small cell lung cancer
▪Black Diamond will receive an upfront payment of $70 million and up to $710 million in development and commercial sales milestone payments plus royalties

Suresnes (France), Cambridge, Mass. (USA), March [***], 2025 – Servier, an independent global pharmaceutical group governed by a non-profit foundation, and Black Diamond Therapeutics, Inc. (Nasdaq: BDTX), a clinical-stage oncology company developing MasterKey therapies that target families of oncogenic mutations in patients with cancer, today announced a strategic worldwide licensing agreement for BDTX-4933, a potential best-in-class targeted therapy for solid tumors. Under this global agreement, Servier will develop and commercialize BDTX-4933, a small molecule designed by Black Diamond Therapeutics to address unmet medical needs in RAF/RAS-mutant solid tumors.

“At Servier, we are dedicated to transforming patient care in areas with significant unmet needs. Our partnership to develop BDTX-4933 is an important opportunity in targeted cancer therapies, as we believe we can serve more people by helping the right patients find the right treatment, at the right time,” said Claude Bertrand, Executive Vice-President of R&D at Servier. “We look forward to accelerating the development of this therapy as a potential best-in-class treatment for cancer patients.”

“This agreement supports our mission to advance oral cancer therapies designed to give patients the opportunity for longer, healthier, and more active lives,” said Mark Velleca, M.D., Ph.D., President and Chief Executive Officer of Black Diamond Therapeutics. “Servier’s commitment to innovation and deep expertise in oncology make it an ideal partner for Black Diamond as we work to develop breakthrough cancer treatments.”

Under the terms of the agreement, Servier will lead the development activities and the worldwide commercialization of BDTX-4933 across multiple indications, including non-small cell lung cancer (NSCLC), with potential applications in other solid tumors. Black Diamond Therapeutics will receive an upfront payment of $70 million and will be eligible to receive up to $710 million in development and commercial sales milestone payments, along with tiered royalties based on global net sales.

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Press Release

Currently in Phase 1 development, BDTX-4933 is uniquely designed to target RAS and RAF alterations in solid tumors. The dose escalation and expansion cohort first-in-human study aims at evaluating safety and tolerability, the preliminary recommended Phase 2 dose, and antitumor activity of BDTX-4933 in adults with recurrent advanced/metastatic cancers harboring BRAF, CRAF, or NRAS mutations.

Servier Contact
For Media: presse@servier.com

Black Diamond Therapeutics Contacts
For Investors: investors@bdtx.com
For Media: media@bdtx.com

About Servier

Servier is a global pharmaceutical group governed by a non-profit Foundation that aspires to make a meaningful social impact for patients and for a sustainable world. The Group’s unique governance model preserves its independence while prioritizing long-term innovation for patients by reinvesting 100% of its profit in development of the company.

As a world leader in cardiometabolism and venous diseases, Servier brings transformative innovation in chronic diseases thanks to its holistic approach, making patient adherence a global priority. With the ambition of becoming a leading player in the field of rare cancers, Servier deeply invest in oncology and devotes close to 70% of its R&D budget to this field using precision medicine to create more effective treatments. Building on the Group’s success in oncology, Servier has decided to invest in neurology, a future growth driver for the Group. As such, Servier is focusing on a limited number of neurodegenerative diseases where accurate patient profiling makes it possible to offer a targeted therapeutic response through precision medicine. To promote widespread access to quality care at a lower cost, the Group also offers a range of quality generic drugs covering most pathologies, leveraging well-known brands in France, Eastern Europe, and Brazil. In all these areas, the Group takes patient considerations into account at every stage of the medicine life cycle.

Headquartered in France, Servier medicines are available in close to 140 countries. In 2023/2024, the Group which employs over 22,000 people worldwide, achieved sales revenue of €5.9 billion.

More information on: servier.com. Follow us on social media: LinkedIn, Facebook, Twitter, Instagram

About Black Diamond Therapeutics

Black Diamond Therapeutics is a clinical-stage oncology company developing MasterKey therapies that target families of oncogenic mutations in patients with cancer. The Company’s MasterKey therapies are designed to address a broad spectrum of genetically defined tumors, overcome resistance, minimize wild-type mediated toxicities, and be brain penetrant to treat central nervous system disease. The Company is advancing a Phase 2 NSCLC trial of BDTX-1535, a brain-penetrant fourth-generation epidermal growth factor receptor (EGFR) MasterKey inhibitor targeting EGFR-mutant NSCLC and glioblastoma.

For more information, please visit www.blackdiamondtherapeutics.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: the partnership with Servier and the intended and potential benefits thereof, including the receipt of potential milestone and royalty
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Press Release

payments from commercial product sales, along with tiered royalties based on global net sales, if any; Servier’s ability to develop and commercialize BDTX-4933, including the ongoing Phase 1 clinical trial of BDTX-4933; and the potential of BDTX-4933 to address the unmet medical need for patients with RAF/RAS-mutant solid tumors, including NSCLC. Any forward-looking statements in this press release are based on Black Diamond’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include those risks and uncertainties set forth in Black Diamond’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the United States Securities and Exchange Commission and in its subsequent filings filed with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Black Diamond undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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